UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Core Laboratories N.V.*

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

* On or about May 1, 2023, Core Laboratories N.V. will consummate a merger with Core Laboratories Luxembourg S.A., following which Core Laboratories Luxembourg S.A. will domesticate in Delaware as Core Laboratories, Inc., a Delaware corporation. Core Laboratories, Inc. will be the successor registrant to Core Laboratories N.V. and will hold the annual meeting of stockholders described in this proxy statement.

CORE LABORATORIES N.V.

Van Heuven Goedhartlaan 7B

1181 LE Amstelveen

The Netherlands

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 28, 2023

Dear Shareholder:

You are cordially invited to attend our 2023 annual meeting of shareholders (the “Meeting”) of Core Laboratories N.V. (“Core Lab N.V.”). Prior to the Meeting, on or about May 1, 2023, Core Lab N.V. will merge (the “Merger”) with and into Core Laboratories Luxembourg S.A., a public limited liability company incorporated under the laws of Luxembourg (“Core Lab Luxembourg”), with Core Lab Luxembourg surviving, and as soon as practicable thereafter, Core Lab Luxembourg will migrate out of Luxembourg and domesticate as Core Laboratories Inc. (“Core Lab Delaware”), a Delaware corporation (the “U.S. Redomestication” and together with the Merger, the “Transaction”). The Supervisory Board of Core Lab N.V. will continue as the board of directors of Core Lab Delaware (except as otherwise described herein and the accompanying Proxy Statement), and the officers of Core Lab N.V. will continue as the officers of Core Lab Delaware. As such, references to the “Company”, the “Board” and “Directors” herein: (i) prior to completion of the Transaction, refer to Core Lab N.V., the Supervisory Board of Core Lab N.V. and the Directors of the Supervisory Board of Core Lab N.V., respectively, and (ii) after completion of the Transaction, refer to Core Lab Delaware, the Board of Core Lab Delaware and the Directors of the Board of Core Lab Delaware, respectively. For more information regarding the Transaction, please see the final prospectus/definitive proxy statement filed by Core Lab Luxembourg and Core Lab N.V., filed with the United States Securities and Exchange Commission (the “SEC”) on February 28, 2023. After completion of the Transaction, the Meeting will be held by Core Lab Delaware at The Westin Houston, Memorial City, 945 Gessner Road, Houston, Texas 77024, on Wednesday, June 28, 2023 at 9:00 a.m. Central Daylight Time (“CDT”). The proposals below relate to Core Lab Delaware. The Meeting is being held for the following purposes as proposed by the Board:

1.
To elect one new Class I Director and to re-elect one current Class I Director to serve under the terms and conditions described within the proxy statement until our annual meeting in 2026 and until their successors shall have been duly elected and qualified;
2.
To ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accountants for the year ending December 31, 2023;
3.
To:
(a)
approve, on an advisory basis, the compensation philosophy, policies and procedures described in the section entitled Compensation Discussion and Analysis (“CD&A”), and the compensation of the Company’s named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules, including the compensation tables;
(b)
approve the selection of the frequency of shareholder votes on executive compensation, such that the shareholders of the Company be provided an opportunity to approve the compensation philosophy, policies and procedures described in the CD&A, and the compensation of the Company’s named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules, including the compensation tables, every:

One year _______

Two years _______

Three years _______

4.
To approve and resolve the amendment and restatement of the Company’s 2014 Non-Employee Director Stock Incentive Plan (the “Director Plan”), the principal purpose of which is to extend the term of the Director Plan through June 28, 2033;
5.
To transact such other business as may properly come before the Meeting or any adjournment thereof.

The election of the Company's Board members as described in agenda item no. 1 and the topics covered by agenda item nos. 2 through 4 have largely been presented to and approved by our shareholders at our prior annual meetings.

A list of shareholders entitled to vote at the 2023 Annual Meeting will be available for review by any shareholder at our offices in Houston Texas, located at 6316 Windfern Road, Houston, Texas 77040. Such list will be available for review beginning on the 10th calendar day preceding the Meeting through the close of the Meeting.

IF YOU PLAN TO ATTEND IN PERSON:

Attendance at the Meeting is limited to shareholders as of the close of business Eastern Daylight Time on May 5, 2023 (and others with a statutory meeting right), Company management and Company advisors. Registration will begin at 8:00 a.m. CDT and the Meeting will begin at 9:00 a.m. CDT on June 28, 2023. Each shareholder desiring to attend MUST bring proof of share ownership as of May 5, 2023 with him/her to the Meeting along with a valid form of identification. Examples of proof of share ownership include voting instruction statements from a broker or bank. In addition, you should register with the Company beforehand to indicate your plan to attend. Such registration may be made by contacting the Company’s Secretary as described in the proxy statement. Failure to comply with these requirements may preclude you from being admitted to the Meeting.

It is important that your shares be represented at the Meeting regardless of whether you plan to attend. In order to be able to vote at the Meeting, you must be a record holder of shares (or otherwise a person with voting rights with respect to shares) at the close of business Eastern Daylight Time on May 5, 2023. Please mark, sign, date and return the accompanying proxy card accordingly, vote online or vote by phone, all as described in further detail in the proxy statement. If you are present at the Meeting and wish to do so, you may revoke your proxy and vote in person.

By Order of the Board of Directors,

Lawrence Bruno
Chairman

Houston, Texas

April 27, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE 2023 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 28, 2023

The Notice of 2023 Annual Meeting of Shareholders and the Proxy Statement for the 2023 Annual Meeting of Shareholders, together with the Company’s Annual Report to Shareholders, are available free of charge at www.proxydocs.com/clb.

Potential Payments Upon Termination or Change in Control	43
Employment Agreements	44

COMPENSATION COMMITTEE REPORT	52

AUDIT COMMITTEE REPORT	53

INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	55

Audit Fee Summary	55

AGENDA ITEMS	56

Item 1. Election of Class I Directors	56
Item 2. Ratification of Appointment of KPMG as our Independent Registered Public Accounting Firm for 2023	56
Items 3(a) and (b). To Approve, On an Advisory Basis, the Compensation of our Named Executive Officers as Described in the CD&A Section of this Proxy Statement	57
Item 4. Approval of the Amendment and Restatement of the Company’s 2014 Non-Employee Director Stock Incentive Plan	58
Item 5. Other Matters to Be Voted on	61

OTHER PROXY MATTERS	62

Information About Our 2024 Annual Meeting: Shareholder Proposals and Shareholder Access	62
Shareholders Sharing the Same Address	62
Incorporation by Reference	63
Other Information	63

PROXY CARD	64
APPENDIX A	67

CORE LABORATORIES N.V.

Van Heuven Goedhartlaan 7B

1181 LE Amstelveen

The Netherlands

PROXY STATEMENT

ABOUT THE 2023 ANNUAL MEETING OF SHAREHOLDERS

WHY HAVE I RECEIVED THESE MATERIALS?

This proxy statement and the accompanying proxy card are first being made available to you on the Internet on April 27, 2023, and written notice has been sent to our shareholders in a manner consistent with applicable law. If you receive notice of the materials and wish to request a physical copy of the materials be sent to you, those materials will be mailed to you upon receipt of your request. These materials are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Supervisory Directors of Core Laboratories N.V. (“Core Lab N.V.”). Prior to the Meeting, on or about May 1, 2023, Core Lab N.V. will merge (the “Merger”) with and into Core Laboratories Luxembourg S.A., a public limited liability company incorporated under the laws of Luxembourg (“Core Lab Luxembourg”), with Core Lab Luxembourg surviving, and as soon as practicable thereafter, Core Lab Luxembourg will migrate out of Luxembourg and domesticate as Core Laboratories Inc. (“Core Lab Delaware”), a Delaware corporation (the “U.S. Redomestication” and together with the Merger, the “Transaction”). The Supervisory Board of Core Lab N.V. will continue as the board of directors of Core Lab Delaware (except as otherwise described herein), and the officers of Core Lab N.V. will continue as the officers of Core Lab Delaware. As such, references to the “Company”, the “Board” and “Directors” herein: (i) prior to completion of the Transaction, refer to Core Lab N.V., the Supervisory Board of Core Lab N.V. and the Directors of the Supervisory Board of Core Lab N.V., respectively, and (ii) after completion of the Transaction, refer to Core Lab Delaware, the Board of Core Lab Delaware and the Directors of the Board of Core Lab Delaware, respectively. For more information regarding the Transaction, please see the final prospectus/definitive proxy statement filed by Core Lab Luxembourg and Core Lab N.V., filed with the United States Securities and Exchange Commission (the “SEC”) on February 28, 2023. The proxies being solicited hereby are for use at our 2023 annual meeting of shareholders (the “2023 Annual Meeting” or the “Meeting”), to be held after the completion of the Transaction, by Core Lab Delaware, at The Westin Houston, Memorial City, 945 Gessner Road, Houston, Texas 77024, on Wednesday, June 28, 2023 at 9:00 a.m. CDT for the purpose of voting on the proposals described in this proxy statement.

WHY DID I RECEIVE A ONE-PAGE NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?

As permitted by rules adopted by the SEC, we are making this proxy statement and our Annual Report on Form 10-K (the “Annual Report”) available on the Internet. In order to be able to comply with applicable electronic notification deadlines, we will mail a notice to those persons who were shareholders as of the close of business Eastern Daylight Time on May 5, 2023, containing instructions on how to access the proxy statement and Annual Report and vote on-line or by phone. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The proxy materials will be posted on www.proxydocs.com/clb and on the Company’s website, www.corelab.com. See the Section below on “WHO IS ENTITLED TO VOTE” for the important dates related to voting the shares.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

WHAT AM I VOTING ON?

You will be voting on the following matters proposed by the Board:

1.
To elect one new Class I Director and to re-elect one current Class I Director to serve under the terms and conditions described within the proxy statement until our annual meeting in 2026 and until their successors shall have been duly elected and qualified;
2.
To ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accountants for the year ending December 31, 2023;
3.
To:
(a)
approve, on an advisory basis, the compensation philosophy, policies and procedures described in the section entitled Compensation Discussion and Analysis (“CD&A”), and the compensation of the Company’s named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules, including the compensation tables;
(b)
approve the selection of the frequency of shareholder votes on executive compensation, such that the shareholders of the Company be provided an opportunity to approve the compensation philosophy, policies and procedures described in the CD&A, and the compensation of the Company’s named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules, including the compensation tables, every:

One year _______

Two years _______

Three years _______

4.
To approve and resolve the amendment and restatement of the Company’s 2014 Non-Employee Director Stock Incentive Plan (the “Director Plan”), the principal purpose of which is to extend the term of the Director Plan through June 28, 2033;
5.
To transact such other business as may properly come before the 2023 Annual Meeting or any adjournment thereof.

WHO IS ENTITLED TO VOTE?

We are sending notice of the 2023 Annual Meeting to those shareholders who hold shares of common stock at the close of business Eastern Daylight Time on May 5, 2023 in order to be able to comply with applicable electronic notification deadlines. As of April 21, 2023, there were 46,664,413 common shares of Core Lab N.V. outstanding, and to the knowledge of the Company, there will be 46,681,683 shares of common stock of Core Lab Delaware outstanding as of May 5, 2023. The common stock of Core Lab Delaware will be the only class of capital stock outstanding and entitled to notice of and to vote at the Meeting. Each outstanding share of common stock (issued shares excluding common stock held by the Company) is entitled to one vote. Holders of common stock do not have the right to cumulative voting in the election of directors.

HOW DO I VOTE BEFORE THE MEETING?

If you are a registered shareholder, meaning that you hold your shares through an account with our transfer agent, Computershare, as of May 5, 2023, you can vote by mail by completing, signing and returning the accompanying proxy card or you may vote online at www.proxyvote.com or by phone: +1-800-690-6903.

If you hold your shares, as of May 5, 2023, through an account with a bank or broker, you may vote by mail, online or by phone by following the directions that your bank or broker provides.

In order for your mailed or on-line vote or vote cast by phone to be counted, it must be received on or before 11:59 p.m. Eastern Daylight Time on Tuesday, June 27, 2023. The official electronic voting results will be those reported by our vote tabulator, Broadridge Financial Solutions, in its final report upon the close of business Eastern Daylight Time on Tuesday, June 27, 2023. Any other proxies that are actually received in hand by our Secretary before the polls close at the conclusion of voting at the meeting will be voted as indicated.

MAY I VOTE AT THE MEETING?

If you are a registered shareholder as of May 5, 2023, you may vote your shares at the meeting if you attend in person. If you hold your shares as of May 5, 2023 through an account with a bank or broker, you must obtain a legal proxy from the bank or broker in order to vote at the meeting. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy.

IF YOU PLAN TO ATTEND IN PERSON:

Attendance at the Meeting is limited to shareholders as of the close of business Eastern Daylight Time on May 5, 2023 (and others with a statutory meeting right), Company management and Company advisors. Registration will begin at 8:00 a.m. CDT and the Meeting will begin at 9:00 a.m. CDT on June 28, 2023. Each shareholder desiring to attend MUST bring proof of share ownership as of May 5, 2023 with him/her to the Meeting along with a valid form of identification. Examples of proof of share ownership include voting instruction statements from a broker or bank. In addition, you should register with the Company beforehand to indicate your plan to attend. Such registration may be made by contacting the Company’s Secretary as described further in the proxy statement. Failure to comply with these requirements may preclude you from being admitted to the Meeting.

CAN I CHANGE MY MIND AFTER I VOTE?

You may change your vote at any time before the polls close at the conclusion of voting at the meeting. You may revoke your proxy (1) by giving written notice to Mark D. Tattoli, Secretary, in care of Core Laboratories LP, 6316 Windfern Road, Houston, Texas 77040, at any time before the proxy is voted, (2) by submitting a properly signed proxy card with a later date, or (3) by voting in person at the 2023 Annual Meeting.

If you hold your shares through an account with a bank or broker, you may revoke your proxy by following the instructions provided to you by your bank or broker, or by obtaining a legal proxy from your bank or broker and voting in person at the Meeting.

WHAT IF I RETURN MY PROXY CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

Proxies that are signed and returned but do not contain instructions will be voted “FOR” all proposals and in accordance with the best judgment of the named proxies on any other matters properly brought before the meeting.

WHAT VOTE IS REQUIRED?

The attendance in person or by proxy of holders of a majority of the shares of common stock entitled to vote at the Meeting will constitute a quorum to hold the Meeting. Under the Core Lab Delaware Bylaws, Proposal 1 will require a plurality of votes cast in order to be adopted.

The Core Lab Delaware Bylaws provide that shares of common stock abstaining from voting will count as shares present for the purposes of determining the presence or absence of a quorum. The Core Lab Delaware Bylaws also provide that broker non-votes will count as shares present at the Meeting or for the purpose of determining the presence or absence of a quorum. A “broker non-vote” occurs if you do not provide the record holder of your shares (usually a bank, broker, or other nominee) with voting instructions on a matter and the holder is not permitted to vote on the matter without instructions from you under applicable rules of the New York Stock Exchange (“NYSE”).

WHO WILL BEAR THE EXPENSE OF SOLICITING PROXIES?

We will bear the cost of preparing and mailing proxy materials as well as the cost of soliciting proxies and will reimburse banks, brokerage firms, custodians, nominees and fiduciaries for their expenses in sending proxy materials to the beneficial owners of our common shares. The solicitation of proxies by the Board will be conducted by mail and through the Internet. In addition, certain members of the Board, as well as our officers and regular employees may solicit proxies in person, by facsimile, by telephone or by other means of electronic communication. We have retained Okapi Partners LLC to assist in the solicitation of proxies for a fee of $9,000 plus out-of-pocket expenses, which fee and expenses will be paid by the Company. In addition to solicitation of proxies, Okapi Partners LLC may provide advisory services as requested pertaining to the solicitation of proxies.

OWNERSHIP OF SECURITIES

Security Ownership by Certain Beneficial Owners and Management

The table below sets forth certain information, as of April 21, 2023, with respect to the common shares of Core Lab N.V. and to the knowledge of the Company, the common stock of Core Lab Delaware as of May 5, 2023 beneficially owned, or expected to be beneficially owned by:

•
each person known by us to be the beneficial owner of more than 5% of our outstanding common shares;
•
each currently serving Director;
•
each nominee for election as Director;
•
each of our named executive officers in 2023;
•
all Directors and executive officers as a group.

Name of Beneficial Owner (1)	Number of Common Shares Beneficially Owned	Percentage of Common Shares Outstanding (2)
Ariel Investment, LLC (3)	9,703,122	20.79%
BlackRock, Inc. (4)	5,848,677	12.53%
The Vanguard Group, Inc. (5)	5,262,192	11.28%
Alger Associates, Inc. (6)	3,853,977	8.26%
Earnest Partners LLC (7)	3,573,101	7.66%
Lawrence Bruno	102,518	*
Christopher S. Hill	50,231	*
Gwendolyn Y. Gresham	15,061	*
Mark D. Tattoli	6,880	*
Martha Z. Carnes	30,592	*
Michael Straughen	16,467	*
Harvey Klingensmith	26,226	*
Monique van Dijken Eeuwijk (8)	17,118	*
Kwaku Temeng	9,792	*
Katherine Murray	5,485	*
Curtis Anastasio	—	*
All current Directors and executive officers as a group (11 persons)	280,370	*
* Represents less than 1%.

(1)
Unless otherwise indicated, each person has sole voting power and investment power with respect to the common shares listed.
(2)
Based on 46,664,413 common shares of Core Lab N.V. outstanding as of April 21, 2023. After completion of the Transaction on or around May 1, 2023, the Company expects the outstanding shares of common stock of Core Lab Delaware to equal the outstanding common shares of Core Lab N.V. immediately prior to the Transaction.
(3)
Based upon an Amendment No. 4 to Schedule 13G filed with the SEC on February 14, 2023, Ariel Investment, LLC is deemed to be the beneficial owner of 9,703,122 shares. Ariel Investment, LLC has sole voting power of 9,048,365 shares and sole dispositive power with respect to all of the shares it is deemed to beneficially own. Ariel Investments’ current address is 200 East Randolph Street, Suite 2900, Chicago, Illinois 60601.
(4)
Based upon an Amendment No. 8 to Schedule 13G filed with the SEC on January 26, 2023, BlackRock, Inc. is deemed to be the beneficial owner of 5,848,677 shares. BlackRock, Inc has sole voting power of 5,764,195 shares and sole dispositive power with respect to all of the shares it is deemed to beneficially own. BlackRock, Inc’s current address is 55 East 52nd Street New York, NY 10055.
(5)
Based upon an Amendment No. 11 to Schedule 13G filed with the SEC on February 9, 2023, The Vanguard Group, Inc. is deemed to be the beneficial owner of 5,262,192 shares. The Vanguard Group, Inc. has sole voting power of 0 shares and shared voting power of 10,100 shares. The Vanguard Group, Inc. has shared dispositive power with respect to 50,796 shares and sole dispositive power with respect to 5,211,396 shares. The Vanguard Group, Inc.’s current address is 100 Vanguard Blvd. Malvern, PA 19355.
(6)
Based upon an Amendment No. 3 to Schedule 13G filed with the SEC on February 14, 2023, Alger Associates, Inc. is deemed to be the beneficial owner of 3,853,977 shares. Alger Associates, Inc. has sole voting power of 2,931,203 shares and sole dispositive power with respect to all of the shares it is deemed to beneficially own. Alger Associates, Inc.’s current address is 100 Pearl Street, 27th Floor, New York, NY 10004.
(7)
Based upon an Amendment No. 10 to Schedule 13G filed with the SEC on February 14, 2023, Earnest Partners, LLC is deemed to be the beneficial owner of 3,573,101 shares. Earnest Partners, LLC has sole voting power of 2,639,073 and sole dispositive power with respect to all of the shares it is deemed to beneficially own. Earnest Partners, LLC’s current address is 1180 Peachtree Street NE, Suite 2300, Atlanta, Georgia 30309.
(8)
Ms. van Dijken Eeuwijk is retiring from the Board, effective at the conclusion of the 2023 Annual Meeting on June 28, 2023.

Equity Compensation Plan Information

We have two main incentive plans, our 2020 Long-Term Incentive Plan (“LTIP”), and our 2014 Non-Employee Director Stock Incentive Plan (“2014 Director Plan”), both of which have been approved by our shareholders. The following table shows the balance of shares in each plan that remain available for future issuance and the number of shares that have been awarded, but not yet vested, under each of the equity compensation plans as of December 31, 2022.

	Number of Common Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Common Shares Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by our shareholders
LTIP	981,445	—	633,195
2014 Director Plan	32,910	—	525,215
Equity compensation plans not approved by our shareholders	—	—	—
Total	1,014,355	—	1,158,410

Performance Graph

The following performance graph compares the performance of our common shares to the Standard & Poor’s 500 Index and the Philadelphia Oil Service Index (“OSX”) for the period beginning December 31, 2017 and ending December 31, 2022. Core Laboratories is an established member of the OSX, which includes a greater concentration of our most direct peers.

The graph assumes that the value of the investment in our common shares and each index was $100 at December 31, 2017 and that all dividends were reinvested. The stockholder return set forth below is not necessarily indicative of future performance. The following graph and related information is “furnished” and shall not be deemed “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) except to the extent that the Company specifically incorporates it by reference into such filing.

INFORMATION ABOUT OUR DIRECTORS AND DIRECTOR COMPENSATION

Board of Directors

Following the Transaction, the Supervisory Board of Core Lab N.V. will continue as the Board of Directors of Core Lab Delaware (except as otherwise described herein and the accompanying Proxy Statement). Set forth below is the biographical information for our Directors who will serve following the 2023 Annual Meeting and their respective committee assignments, including individuals who have been nominated for election as Class I Directors. You may vote for one or both of the nominees, or none of the nominees.

Nominees for Class I Directors (Term to Expire 2026)

Harvey Klingensmith

•
Director since 2020
•
Member of the Nominating, Governance, Sustainability and Corporate Responsibility Committee and the Compensation Committee
•
Age: 70

Mr. Klingensmith, a native of Denver, Colorado, retired from executive office at the end of January 2019 after numerous executive leadership positions in the oil and gas industry. Mr. Klingensmith co-founded and served as Chief Executive Officer and Board member of Ajax Resources LLC (“Ajax”), an exploration and production company focused on oil and gas development in the Permian Basin. He served as Chief Executive Officer from its founding in July 2015 until October 2017 and served on the Board until its sale in 2018. As Co-Founder and Chief Executive Officer of Ajax, Mr. Klingensmith was instrumental in successfully putting together the $425 million financing package necessary to start Ajax; recruited key personnel needed to build and run the business; and executed key business initiatives that resulted in production growth from 2,000 to 18,500 barrels of oil equivalent per day and Ajax’s sale to Diamondback Energy for $1.24 billion. Mr. Klingensmith was also President of Wyatt Energy LLC (“Wyatt”), a privately held, independent oil and gas exploration and production company based in Houston, Texas, focused on the identification of and investment in unique opportunities in the oil and gas space, from April 2014 through January 2018. He led this effort simultaneously with his roles at Ajax.

Mr. Klingensmith also co-founded and served as Chief Executive Officer of Spoke Resources Ltd. (“Spoke”), including its predecessor entity Stone Mountain Resources Ltd (“Stone”), from April 2006 through August 2018. Spoke was a large natural gas production company headquartered in Calgary, Alberta, and had its primary producing asset in NE British Columbia before its sale to Surmont Oil and Gas in 2018. During his tenure at Spoke and Stone, Mr. Klingensmith led efforts to raise capital, headed operations and production growth as well as gained experience with financially distressed companies during Stone’s entry into receivership and exit as Spoke before its sale to Surmont Oil and Gas in 2018. Prior to entering the private space Mr. Klingensmith had served as President of El Paso Canada (2002-2004), Senior Vice President Worldwide Exploration for Coastal Oil and Gas (1994-2001), and Vice President of Worldwide Exploration of Maxus Energy (1986-1993). Mr. Klingensmith received dual Bachelor of Science degrees in Geological Engineering and Geophysical Engineering from the Colorado School of Mines in 1975. He is an active member of the Society of Petroleum Engineers, the American Association of Petroleum Geologists and the Society of Exploration Geophysicists. Mr. Klingensmith’s over 44 years of diverse experience in the upstream oil and gas business along with his proven leadership and executive oversight experience make him a valuable addition to our board.

Curtis Anastasio

•
Proposed Director
•
Proposed Member of the Nominating, Governance, Sustainability and Corporate Responsibility Committee
•
Age: 66

Mr. Anastasio retired from executive office in 2013, having spent over 35 years in various leadership positions in the upstream, midstream and downstream sectors of the oil and gas industry. At various stages over the course of his career, Mr. Anastasio has been responsible for supply, trading, transportation, marketing, business development and legal & regulatory affairs. He began his career in the industry in 1988 with Ultramar plc, an integrated oil and gas company with assets principally in the United States, Canada, Latin America, the United Kingdom and Asia Pacific. In a series of acquisitions, Ultramar’s midstream assets were ultimately acquired by NuStar Energy L.P., a publicly traded energy master limited partnership based in San Antonio, Texas. Mr. Anastasio was appointed President and Chief Executive Officer of NuStar in April 2001, leading the company’s initial public offering. He served in that role until his retirement on December 31, 2013. Under Mr. Anastasio’s leadership, NuStar grew from a small business to a Fortune 500 company. NuStar received many awards and recognition during his tenure, including being named by Fortune magazine as one of the 100 Best Companies to Work for in America every year since 2007 and Forbes Magazine’s 100 Most Trustworthy Companies. In 2013, Mr. Anastasio was elected to the San Antonio Business Hall of Fame. Mr. Anastasio presently serves on the boards of three publicly traded energy companies, all of which are listed on the New York Stock Exchange. He is the Chairman of GasLog Partners L.P., an international owner, operator and manager of liquefied natural gas carriers, providing support to international energy companies as part of their LNG logistics chain.

As Executive Chairman, he led the company’s initial public offering in May 2014. Mr. Anastasio also serves on the Board and as Chairman of the Audit Committee of Par Pacific Holdings, Inc., an energy company with primary interests in refining, retail and logistics, including a refining, marketing and logistics business in Hawaii, refining and logistics businesses in Washington and Wyoming and a retail distribution network in the Pacific Northwest. The company also owns an equity interest in a joint venture focused on natural gas production. Finally, Mr. Anastasio serves on the Board and as Chairman of the Audit Committee of The Chemours Company, which was spun out from DuPont in 2015. A multinational specialty chemicals company providing titanium technologies, fluoroproducts and chemical solutions, Chemours ingredients are found in plastics and coatings, refrigeration and air conditioning, mining and oil refining operations and general industrial manufacturing. Mr. Anastasio also served as a director of the Federal Reserve Bank of Dallas for six years from 2014 through 2019. In addition to participating in various volunteer activities, Mr. Anastasio has served as Chairman of the Board of Trustees of the United Way of San Antonio and Bexar County, Chairman of the Alamo Area Council of the Boy Scouts of America, and Chairman of the National Association of Publicly Traded Partnerships. Mr. Anastasio received a Juris Doctorate degree from Harvard Law School in 1981 and a Bachelor of Arts degree, magna cum laude, from Cornell University in 1978. Prior to focusing his career on the oil and gas industry, Mr. Anastasio worked in private practice as a corporate attorney in New York City.

Continuing Class III Directors (Term to Expire 2024)

Lawrence Bruno

•
President, Chief Executive Officer and Chairman
•
Director since 2018
•
Age: 63

Mr. Bruno became President of the Company on February 1, 2018, and on January 1, 2019, he also assumed the position of Chief Operating Officer. On May 20, 2020, Mr. Bruno succeeded Mr. David Demshur as the Chairman of the Supervisory Board and Chief Executive Officer and has led the Company’s global operations for both of its business segments, Reservoir Description and Production Enhancement. Over the last several years, Mr. Bruno has served as a technical spokesperson for many investor presentations and panels in the oil and gas industry and has been instrumental in driving the Company’s technology innovation that will continue to be a critical strength in the years to come. Mr. Bruno previously led the Company’s global reservoir-based laboratories within the Company’s Reservoir Description segment, from July 2015 through January 31, 2018. Mr. Bruno has been in the industry for more than 35 years and with the Company for more than 23 years.

Prior to being named as President of the Petroleum Services division in July 2015, Mr. Bruno was the General Manager of U.S. Rocks from 1999 to July 2015. Prior to joining the Company, he was employed at an oil and gas service company for 14 years before it was acquired by the Company in 1999. Mr. Bruno received a Master’s of Science degree in Geology in 1987 from the University of Houston. Mr. Bruno’s extensive operations and management experience at the Company makes him well-suited to lead the Company as Chief Executive Officer and Chairman of the Board.

Kwaku Temeng

•
Director since 2021
•
Chairman of the Nominating, Governance, Sustainability and Corporate Responsibility Committee and member of the Compensation Committee
•
Age: 69

Mr. Temeng retired from Aramco Services Company (“ASC”) in Houston, Texas in May of 2021, where he served as Director of Upstream since 2007. During his tenure, he was responsible for managing Saudi Aramco’s upstream technology and business programs in North America. These included cultivating business relationships, evaluating commercial opportunities, performing analyses of technology trends and best practices, and overseeing technical studies undertaken by commercial laboratories, universities, and technology centers. Prior to his final assignment, Mr. Temeng worked for 14 years with Saudi Aramco in Saudi Arabia where he held a variety of professional, managerial, and advisory positions. He oversaw managing the company’s drilling budget development, coordination of petroleum engineering studies and served as a special advisor to senior management. He was instrumental in developing the framework for Saudi Aramco’s upstream research and development program. In his assignments with Saudi Aramco and ASC, Mr. Temeng combined his knowledge of engineering and economics to direct production planning, budgeting, and technical studies for the world’s largest producing company. He also administered contracts and relationships with all the major oilfield services companies, and in the process has gained great insight from the client perspective into what drives successful relationships between producing companies and service providers.

Before joining Saudi Aramco, Mr. Temeng worked in the U.S. as a petroleum engineer with Exxon Company USA and Mobil Oil Corporation. Mr. Temeng earned a Bachelor’s degree in Ocean Engineering from the Massachusetts Institute of Technology (MIT), a Master of Science, Master of Engineering and Doctorate degrees in Petroleum Engineering from Stanford University. He served as a member of the Stanford University Earth Sciences Advisory Board and the Society of Petroleum Engineers and is licensed as a professional petroleum engineer in the State of California. Mr. Temeng’s experience in the oil and gas industry and expertise in petroleum engineering allow him to provide valuable insight to the Company.

Continuing Class II Directors (Term to Expire 2025)

Martha Z. Carnes

•
Director since 2016
•
Lead Director and Chairman of the Audit Committee
•
Age: 62

Ms. Carnes retired from PricewaterhouseCoopers LLP (“PwC”) in June 2016, where she had a 34-year career with the firm. She was an Assurance Partner serving large, publicly traded companies in the energy industry. Ms. Carnes held a number of leadership positions with PwC including the Houston office Managing Partner. She also served as PwC’s Energy and Mining leader for the United States where she led the firm’s energy and mining assurance, tax and advisory practices. In these roles, she was responsible for leading the design and execution of the market and sector strategies, business development, compensation, professional development, succession planning, and client satisfaction. As an Assurance Partner, Ms. Carnes had vast experience with capital markets activities and was the lead audit partner on some of the largest merger and acquisition transactions completed in the energy sector. Ms. Carnes also served as one of PwC’s Risk Management Partners and was PwC’s United States representative on the firm’s Global Communities Board. She is a certified public accountant.

Since December 2019, she has served as a director of SunCoke Energy, Inc., whose principal businesses are cokemaking and logistics, and is the Chair of the Audit Committee. Since July 2017, Ms. Carnes has also served as a director of Matrix Service Company, a services company that provides engineering, fabrication, infrastructure, construction, and maintenance services primarily to the oil, gas, power, petrochemical, industrial, agricultural, mining and minerals markets, where she chairs the Audit Committee and is a member of the Compensation and Nominations and Governance Committees. She is also a Member Representative for Ohio Valley Midstream, a member managed limited liability corporation engaged in natural gas and natural gas liquids gathering and processing. She is a member of the Board of Trustees at Texas Children’s Hospital where she chairs the Operations, Planning and Philanthropy Committee and serves on the Executive Committee and Audit and Compliance Committee. Ms. Carnes is also a member of the Board of the Barbara Bush Houston Literacy Foundation. Her financial expertise and experience in working with and auditing public companies in the energy industry, and her operational experience at PwC, a professional services firm, allow her to provide important insight to the Company.

Michael Straughen

•
Director since 2016
•
Chairman of the Compensation Committee and member of the Audit Committee
•
Age: 73

Following an extensive career in oilfield services, Mr. Straughen retired from executive office at the end of 2014 and has since held various non-executive positions. He currently serves on the board of the Glasgow-based Denholm Energy Services Group. He was previously on the board of Glacier Energy Services, an Aberdeen-based offshore services company, until June 2020, on the board of ASCO, an Aberdeen-based logistics support group, until June 2019, and also on the board of GMS PLC, an Abu Dhabi-based, but London-listed, marine services company for three years until the end of 2016. Mr. Straughen’s last executive position was as an Executive Director of John Wood Group PLC, the UK’s leading oilfield services business, from 2007 to the end of 2014, where he served as Chief Executive of the Engineering Division, which had revenues of $1.8 billion and 10,000 employees. His responsibilities included P&L performance, HSSE, resourcing, customer relationships, strategy and growth. As an Executive Director of a publicly traded company, he also had responsibilities for corporate governance.

From 1982 to 2007, he served in various roles, including as Group Managing Director, with AMEC PLC, an international project management and engineering services provider. Mr. Straughen is a Chartered Engineer, has served on various industry bodies and continues to be a mentor to small businesses. His extensive management experience in the oil and gas sector, as well as his diverse background, enable him to provide valuable insight on management, governance, and strategic issues.

Katherine Murray

•
Director since 2022
•
Member of the Audit Committee
•
Age: 61

Following a 33-year career serving the energy sector as a senior finance executive to large global corporations and as a public accountant, Ms. Murray retired from executive office in 2018. From that time, she has worked as an independent financial consultant and, since January 2021, has also served as Vice-Chair, Board Member and member of the Finance and Communications Committees for the Foundation for the Women’s Energy Network, a non-profit organization serving women interested in pursuing a career in energy. From January 2013 until May 2018, Ms. Murray held progressive financial leadership roles at McDermott International, Inc. (“McDermott”), a global provider of engineering, procurement, construction, and installation solutions to the energy industry. Most recently, from 2017 to 2018, she served as Vice President and Regional Chief Financial Officer, Worldwide Finance Operations for McDermott’s global assets and projects group. Her responsibilities included financial reporting, operational accounting, financial planning, tax, and strategic planning. Previously, from 2015 to 2017, she served as Vice President and Treasurer, where she was responsible for implementing strategies to optimize McDermott’s capital structure and cash flows. Through these roles, Ms. Murray gained extensive experience managing lender arrangements and relationships across the globe, including the U.S., Europe, and the Middle East.

From 2016 to 2017, she also worked in Investor Relations for McDermott, and became responsible for optimizing shareholders’ and analysts’ relations and communications, including outreach programs in the U.S. and Europe. Prior to this time, from 1991 to 2012, Ms. Murray held progressive positions at El Paso Corporation (formerly Tenneco Gas, Inc.), a provider of natural gas and related energy products. As Senior Vice President, Tax from 2001 to 2012, she was responsible for over $600 million of annual taxes, and gained significant experience in financial reporting, internal controls, worldwide compliance, tax litigation, entity structuring and financial planning and analysis. She was also a key contributor to El Paso Corporation’s strategic initiatives, including mergers and acquisitions, dispositions and the ultimate $3 billion sale of the business to Kinder Morgan in 2012. Ms. Murray began her career with Arthur Andersen, serving in their energy tax practice, and is a member of the Texas Society of Certified Public Accountants. She earned a Bachelors in Business Administration with a minor in Accounting from the University of St. Thomas. Ms. Murray’s financial expertise and extensive experience working in senior finance roles in large global energy companies, as well as her public accounting experience, allow her to contribute key insights to the Company.

Non-Executive Director Compensation

The following table sets forth a summary of the compensation we paid to our non-executive Directors in 2022. Directors who are our full-time employees receive no compensation for serving as Directors.

Director Compensation

for Year Ended December 31, 2022

Name (1)	Fee Earned or Paid in Cash ($)	Stock Awards (2)(3) ($)	Total ($)
Gregory B. Barnett (4)	37,500	—	37,500
Martha Z. Carnes	127,500	177,661	305,161
Monique van Dijken Eeuwijk (5)	87,500	177,661	265,161
Harvey Klingensmith	81,250	177,661	258,911
Katherine A. Murray (6)	38,750	135,317	174,067
Michael Straughen	102,500	177,661	280,161
Kwaku Temeng	80,000	177,661	257,661
(1)
Mr. Bruno is not included in this table because he received no additional compensation for his service as a Director. The compensation earned by Mr. Bruno in 2022 is shown under “Information About our Named Executive Officers and Executive Compensation-Summary Compensation.”
(2)
The amounts included in the “Stock Awards” column include the aggregate grant date fair value of the equity-based awards granted under the Restricted Share Award Program during 2022. This value was computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation-Stock Compensation, by discounting the share price on the date of grant by dividends expected to be paid during the term of the award. Assumptions used in the calculation of these amounts are included in Note 17 to our audited financial statements for the fiscal year ended December 31, 2022, and are included in our annual report on Form 10-K.
(3)
Each of our currently serving non-executive Directors had 5,485 restricted stock awards granted in 2022 and outstanding as of December 31, 2022.
(4)
Mr. Barnett retired from the Board, effective at the conclusion of the annual meeting of shareholders on May 19, 2022.
(5)
Ms. van Dijken Eeuwijk is retiring from the Board, effective at the conclusion of the annual meeting of shareholders on June 28, 2023.
(6)
Ms. Murray was elected at the annual meeting of shareholders on May 19, 2022.

Retainer/Fees

Each non-executive Director was paid the following amounts during fiscal year 2022:

•
a base annual retainer, payable semiannually in arrears, in the amount of $70,000.
•
an additional annual retainer, payable semiannually in arrears, for the following positions:
o
for our Lead Director, an additional $25,000;
o
for our Audit Committee chairman, an additional $25,000;
o
for our Compensation Committee chairman, an additional $20,000;
o
for our Nominating, Governance, Sustainability and Corporate Responsibility Committee (“NGSCR Committee”) chairman, an additional $12,500; and
•
reimbursement for all out-of-pocket expenses incurred in attending any Board or committee meeting.

Equity-Based Compensation

Effective as of April 1, 2021, we made a grant of restricted shares to the non-executive Directors serving in 2021 in the amount of $150,000, divided by the closing price of the Company’s stock on January 21, 2021, rounded upwards to the nearest whole share for a total of 4,307 shares each. The restricted shares vested, without performance criteria, at the end of a one-year vesting period that began on April 1, 2021 and ended on April 1, 2022.

Effective as of April 1, 2022, we made a grant of restricted shares to the non-executive Directors serving in 2022 in the amount of $150,000, divided by the closing price of the Company’s stock on January 17, 2022, rounded upwards to the nearest whole share for a total of 5,485 shares each. The restricted shares will vest, without performance criteria, at the end of a one-year vesting period that began on April 1, 2022 and ends on April 1, 2023.

Outstanding awards granted to the current non-executive Directors require the recipient’s continued service as a director (other than termination of service due to death or disability) to the time of vesting for the recipient to receive the shares that would otherwise vest. In the event of an award recipient’s death or disability prior to the last day of these vesting periods, his or her restricted shares would vest in accordance with the aforementioned vesting schedules. If an award recipient’s service with us terminates (other than due to death or disability) prior to the last day of these vesting periods, his or her restricted shares would be immediately forfeited to the extent not then vested. In the event of a change in control (as defined in the 2014 Director Plan) prior to the last day of the aforementioned vesting periods and while the award recipient is in our service (or in the event of a termination of the award recipient’s service upon such change in control), all of the award recipient’s restricted shares will vest as of the effective date of such change in control.

Minimum Stock Ownership by Non-Executive Directors

The Compensation Committee has established a requirement that non-executive Directors must maintain equity ownership of Company stock, determined using the average price of the stock over the immediately preceding five years, in the minimum amount of five times the annual base retainer for the previous year. Non-executive Directors will be allowed five years to achieve that minimum equity ownership level. All current Directors are in compliance with the Compensation Committee’s requirements.

Policy against Insider Trading

The Company has a written policy against insider trading that is applicable to all Directors and other persons with access to material, non-public information about the Company. Such policy provides that entering into any derivative transaction which effectively shifts the economic risk of ownership to a third party (e.g., selling the stock short; entering into collars, floors, cap arrangements, or placing the stock on margin) is not allowed at any time.

2023 Non-Executive Director Compensation

Each non-executive Director serving in 2023 shall receive the same level of cash compensation in 2023 as received by Board members in 2022 and described above under “Retainer/Fees” on page 17 of this proxy statement.

In addition, effective as of April 1, 2023, we awarded each of our non-executive Directors who will continue to serve on the Board after the conclusion of the 2023 Annual Meeting an amount of restricted shares equal to $150,000 based on the closing price of the Company’s stock on January 13, 2023, which was $23.37 rounded upwards to the nearest whole share, which amounts to 6,419 shares. The restricted shares will vest, without performance criteria, at the end of a one-year vesting period that will begin on April 1, 2023 and will end on April 1, 2024. This award will be subject to an agreement to be signed by each recipient.

Board Membership

Prior to the Transaction, the Company has a two-tier board structure consisting of a Management Board and a Supervisory Board, each of which must consist of at least one member under the Company’s Articles of Association. Under Dutch law, the Supervisory Board’s duties include supervising and advising the Management Board in performing its management tasks. The Supervisory Board currently consists of seven Supervisory Directors in three classes. The Supervisory Directors are expected to exercise oversight of management with the Company’s interests in mind. Following the Transaction, the Company will have a one-tier Board, consisting of seven directors in three classes.

Prior to the Transaction, the Management Board’s sole member is Core Laboratories International B.V. (“CLIBV”). As a Managing Director, CLIBV’s duties include overseeing the management of the Company, consulting with the Supervisory Board on important matters and submitting certain important decisions to the Supervisory Board for its prior approval. CLIBV receives no remuneration for serving as the Company’s Managing Director. Following the Transaction, the Company will no longer have a management Board.

Board Structure

Mr. Bruno currently serves as the Company’s Chief Executive Officer (the “CEO”) and as Chairman of the Board and will continue to serve in such capacities following the Transaction. Given the size of the Company, we believe our stakeholders are well served by having Mr. Bruno hold the Chief Executive Officer role along with being Chairman of the Board and that this is the most effective leadership structure for us at the present time. We also note that within our industry, the common practice is for the same person to hold both positions. We believe this structure has served us well for many years.

Ms. Carnes has served as our Lead Director since the 2020 annual meeting. The Lead Director has leadership authority and responsibilities and sets the agenda for, and leads, all executive sessions of the independent directors, providing consolidated feedback, as appropriate, from those meetings to the Chairman of the Board. Ms. Carnes has served on the Board since 2016. She is deemed to be independent from the Company (according to applicable regulatory standards, as well as by shareholder advisory services such as ISS and Glass-Lewis).

In its role in the risk oversight of the Company, the Board oversees our stakeholders’ interest in the long-term health and overall success of the Company and its financial strength, as well as the interests of the other stakeholders of the Company. The Board is actively involved in overseeing risk management for the Company, and each of our Board committees considers the risks within its areas of responsibilities. The Board and each of our Board committees regularly discuss with management our major risk exposures, their potential financial impact on us and the steps we take to manage them.

Director Independence

In connection with determining the independence of each Director of the Company, the Board inquired as to any transactions and relationships between each Director and his or her immediate family and the Company and its subsidiaries, and reviewed and discussed the results of such inquiry. The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that a Director is independent, under the standards set forth by the NYSE. With regard to Messrs. Straughen, Temeng, Klingensmith and Anastasio and Mmes. Carnes, Murray and van Dijken Eeuwijk, none have ever held any position with the Company or any of its affiliates apart from service on the Board and its committees and all qualify as independent under the NYSE Listed Company Manual section 303A.02.

As a result of this review, after finding no material transactions or relationships among the following Directors and the Company, the Board affirmatively determined that each of Messrs. Straughen, Temeng, Klingensmith and Anastasio and Mmes. Carnes, Murray and van Dijken Eeuwijk, are independent under the applicable standards described above.

Board Meetings

The Board held five meetings in 2022. All Directors participated in 100% of the 2022 Board meetings. All Directors participated in 100% of the meetings in 2022 of all committees on which he or she serves. Under our Corporate Governance Guidelines, Directors are expected to diligently fulfill their fiduciary duties to the Company, including preparing for, attending and participating in meetings of the Board and the committees of which the Director is a member. In 2022, all Directors participated in the 2022 annual general meeting of shareholders. All current board members are expected to attend the 2023 Annual Meeting with the exception of Ms. van Dijken Eeuwijk, who will not stand for re-election. Additionally, one new board nominee, Mr. Anastasio, will attend the 2023 Annual Meeting.

Our non-executive Directors meet separately in executive session without any members of management present. The Lead Director is the presiding Director at each such session. If any of our non-executive Directors were to fail to meet the applicable criteria for independence, then our independent Directors would meet separately at least once a year in accordance with the rules of the NYSE.

Committees of the Board

The Board has three standing committees, the identities, memberships and functions of which are described below. Each Director who is at the time “independent” and who has never served as a director of any affiliate of the Company may be considered for Committee assignment at any time during their term, as determined by the Board.

Audit Committee

The current members of the Audit Committee are Mmes. Carnes (Chairman) and Murray, and Mr. Straughen, each of whom will continue in their respective roles following the conclusion of the 2023 Annual Meeting of Shareholders. The Audit Committee’s principal functions, which are discussed in detail in its charter, include making recommendations concerning the engagement of the independent registered public accountants, reviewing with the independent registered public accountants the plan and results of the engagement, approving professional services provided by the independent registered public accountants and reviewing the adequacy of our internal accounting controls. Additionally, the Audit Committee is responsible for overseeing the quality and effectiveness of the Company’s policies and procedures with respect to information technology systems, including enterprise cybersecurity and data privacy. Each member of the Audit Committee is independent, as defined by Section 10A of the Exchange Act and by the corporate governance standards set forth by the NYSE. Each member of the Audit Committee is financially literate, and Mmes. Carnes and Murray each qualify as an audit committee financial expert under the rules promulgated pursuant to the Exchange Act. The Audit Committee held five meetings in 2022. A copy of the Audit Committee’s written charter may be found on the Company’s website at http://www.corelab.com/cr/governance. See “Audit Committee Report” below.

Compensation Committee

The current members of the Compensation Committee are Messrs. Straughen (Chairman), Klingensmith and Temeng, each of whom will continue in their respective roles following the conclusion of the 2023 Annual Meeting of Shareholders. The Board has determined that each of the members of the Compensation Committee is (i) independent under the NYSE’s rules governing Compensation Committee membership and (ii) a “non-employee director” under Rule 16b-3 of the Exchange Act.

The Compensation Committee’s principal functions, which are discussed in detail in its charter, include a general review of our compensation and benefit plans to ensure that they are properly designed to meet corporate objectives. The Compensation Committee reviews and approves the compensation of our Chief Executive Officer and our senior executive officers, granting of awards under our benefit plans and adopting and changing major compensation policies and practices. In addition to establishing the compensation for the CEO Chief Executive Officer, the Compensation Committee reports its recommendations to the Board for review and approval of awards made pursuant to our LTIP. Pursuant to its charter, the Compensation Committee has the authority to delegate its responsibilities to other persons. The Compensation Committee held three meetings in 2022.

The Compensation Committee periodically retains a consultant to provide independent advice on executive compensation matters and to perform specific project-related work. The consultant reports directly to the committee, which pre-approves the scope of work and fees charged. The Compensation Committee communicates to the consultant the role that management has in the analysis of executive compensation, such as the verification of executive and Company information as required by the consultant.

The Compensation Committee operates under a written charter. A copy of the Compensation Committee charter may be found on the Company’s website at http://www.corelab.com/cr/governance. See “Compensation Committee Report” below.

Nominating, Governance, Sustainability and Corporate Responsibility Committee

The current members of the NGSCR Committee are Ms. van Dijken Eeuwijk (Chairman) and Messrs. Klingensmith and Temeng. Messrs. Klingensmith and Temeng will continue in their respective roles following the conclusion of the 2023 Annual Meeting. Ms. van Dijken Eeuwijk is not standing for re-election to the Board at the 2023 Annual Meeting. She will be replaced by Mr. Anastasio as a member of the NGSCR Committee. Following Ms. van Dijken Eeuwijk’s departure, Mr. Temeng will serve as chairman of the NGSCR Committee.

The NGSCR Committee’s principal functions, which are discussed in detail in its charter, include recommending candidates to the Board for election as Directors, recommending candidates to the Board for appointment to the Board’s committees, reviewing succession planning for the Chief Executive Officer and other senior executive management, reviewing the Company’s sustainability strategies and evaluating the Company’s performance and compliance with its sustainability, corporate governance and social responsibility policies, and leading the Board in its annual review of the performance of the Board, its committees and management. Each member of the NGSCR Committee is independent as defined by the corporate governance standards of the NYSE. The NGSCR Committee held three meetings in 2022.

The NGSCR Committee operates under a written charter. A copy of the NGSCR Committee Charter may be found on the Company’s website at http://www.corelab.com/cr/governance.

Qualifications of Directors

The NGSCR Committee has the responsibility to make recommendations to the Board of Directors of candidates for the Board that the NGSCR Committee believes will perform well in that role and maximize shareholder and stakeholder value. In considering suitable candidates for that position, the NGSCR Committee considers, among other factors, the person’s reputation, knowledge, experience, integrity, independence, skills, expertise, business and governmental acumen and time commitments. In addition to considering these factors on an individual basis, the NGSCR Committee considers how these factors contribute to the overall variety and mix of attributes of our Board as a whole so that the members of our Board collectively possess the diverse knowledge and complementary attributes necessary to oversee our business. Directors should be exemplary representatives of the Company and be able to provide a wide range of management and strategic advice and be someone that the Company can count on to devote the required time and attention needed from members of the Board. In the case of current Directors being considered for re-nomination, the NGSCR Committee will also take into account the Director’s tenure as a member of our Board; the Director’s history of attendance at meetings of the Board and committees thereof; the Director’s preparation for and participation in all meetings; and the Director’s contributions and performance as a member of the Board.

Six of the seven members of the Board who will serve following the 2023 Annual Meeting, including Mr. Anastasio assuming his election to the Board, are considered independent under applicable SEC and NYSE standards. For this year’s Meeting and election, the NGSCR Committee believes the candidates possess the characteristics outlined above and bring to the Board valuable skills that enhance the Board’s ability to manage and guide the strategic affairs of the Company in the best interests of our shareholders and our other stakeholders.

A more complete description of the specific qualifications of each of our Board members and of this year’s nominee are contained in the biographical information section beginning on page 10 of this proxy statement.

Director Nomination Process

The NGSCR Committee, the Chairman of the Board, the Chief Executive Officer, or a Director identifies a need to add a new Board member that meets specific criteria or to fill a vacancy on the Board. The NGSCR Committee also reviews the candidacy of existing members of the Board whose terms are expiring and who may be eligible for reelection to the Board. The NGSCR Committee also considers recommendations for nominees for directorships submitted by shareholders as provided below. The nomination process is outlined below:

•
If a new Board member is to be considered, the NGSCR Committee initiates a search by seeking input from other Directors and senior management, and hiring a search firm, if necessary. Although the NGSCR Committee does not have a formal policy with respect to diversity or apply a strict “Rooney Rule” approach, it considers a diverse pool of candidates for new member election to the Board of Directors, considering each candidate’s individual business and professional experience, demonstrated leadership ability, diversity and acumen (financial, industry, technology, business growth and diversification, ESG and other specialized skills). We view and define diversity in a broad sense, which includes gender, ethnicity, age, education, industry/profession, experience, and leadership qualities. As part of the nomination process, the NGSCR Committee together with the full Board strive to achieve an overall balance of diverse backgrounds and experience with a complementary mix of skills, viewpoints and professional experience in areas relevant to the Company’s business strategy. Members of the NGSCR Committee review the qualifications of prospective candidate(s), and the Chairman of the Board, the Chief Executive Officer, and all other Board members have the opportunity to review the qualifications of prospective candidate(s);
•
Shareholders seeking to recommend Director candidates for consideration by the NGSCR Committee may do so by writing to the Company’s Secretary at the address indicated on page 5 of this proxy statement, giving the recommended candidate’s name, biographical data and qualifications. The NGSCR Committee will consider all candidates submitted by shareholders within the time period specified under “Other Proxy Matters - Information About Our 2023 Annual Meeting; Shareholder Proposals and Shareholder Access” below;
•
The NGSCR Committee recommends to the Board the nominee(s) from among the candidate(s), including existing members of the Board whose terms are expiring and who may be eligible for reelection to the Board, and new candidates, if any, identified as described above; and
•
The nominee(s) are nominated by the Board and thereafter submitted to our shareholders for approval.

Related Person Transactions

Related person transactions have the potential to create actual or perceived conflicts of interest between the Company and its Directors and/or named executive officers or any of their respective immediate family members. Under its charter, the Audit Committee is charged with the responsibility of reviewing with management and the independent registered public accountants (together and/or separately, as appropriate) insider and affiliated party transactions and potential conflicts of interest. The Audit Committee has delegated authority to review transactions involving employees, other than our named executive officers, to our General Counsel. We identify such transactions by distributing questionnaires annually to each of our Directors, officers and employees.

In deciding whether to approve a related person transaction, the following factors may be considered:

•
information about the goods or services proposed to be or being provided by or to the related party;
•
the nature of the transactions and the costs to be incurred by the Company or payments to the Company;
•
an analysis of the costs and benefits associated with the transaction and consideration of comparable or alternative goods or services that are available to the Company from non-related parties;
•
the commercial advantage the Company would gain by engaging in the transaction; and
•
an analysis of the significance of the transaction to the Company and to the related party.

To receive approval, the related person transaction must be on terms that are fair and reasonable to the Company, and which are on terms at least as favorable to the Company as would be available from non-related entities in comparable transactions. The Audit Committee requires that there is a Company business interest supporting the transaction and the transaction meets the same Company standards that apply to comparable transactions with unaffiliated entities. The Audit Committee has adopted a written policy that governs the approval of related person transactions.

There were no transactions that occurred during fiscal year 2022 in which, to our knowledge, the Company was or is a party, in which the amount involved exceeded $120,000, and in which any director, director nominee, named executive officer, holder of more than 5% of our common shares or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Compensation Committee Interlocks and Insider Participation

During 2022, no named executive officer served as:

•
a member of the compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose named executive officers served on our Compensation Committee;
•
a member of the compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose named executive officers served as one of our Directors; or
•
a director of another entity, one of whose named executive officers served on our Compensation Committee or the board of directors of one of our subsidiaries.

Communications with Directors; Website Access to Our Corporate Documents

Shareholders or other interested parties can contact any Director or committee of the Board of Directors by directing correspondence to Mark D. Tattoli, Secretary, in care of Core Laboratories LP, 6316 Windfern Road, Houston, Texas 77040. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee.

Our Internet address is www.corelab.com. Our Corporate Governance Guidelines, Code of Ethics and Corporate Responsibility and the charters of our Board committees are available on our website. We will also furnish printed copies of such information free of charge upon written request to our Investor Relations department (investor.relations@corelab.com).

We file Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K with the SEC.

These reports are available free of charge through our website as soon as reasonably practicable after they are filed with the respective agency. We may from time to time provide important disclosures to investors by posting them in the investor relations section of our website, as allowed by SEC rules. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements, and other information regarding our Company that we file electronically with the SEC.

Risk Assessment of Compensation Policies and Practices

We have assessed our compensation policies and practices and found that the compensation policies and practices are not reasonably likely to have a material adverse effect on us. Our Compensation Committee and our Board are aware of the need to routinely assess our compensation policies and practices and will make a determination as to the necessity of this particular disclosure on an annual basis.

CORPORATE GOVERNANCE AND RESPONSIBILITY

Core Laboratories maintains a corporate governance page on its website that includes key information about corporate governance initiatives, including Corporate Governance Guidelines, a Code of Ethics and Corporate Responsibility, and committee charters for the Audit, Compensation, and NGSCR Committees of the Board. The corporate governance page can be found at http://www.corelab.com/cr/governance.

The actions we are taking regarding corporate responsibility, are posted on our website, and in the form of our Annual Sustainability Reports, under the “Corporate Responsibility” link at http://www.corelab.com/cr/.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation program as it relates to our Named Executive Officers (“NEOs”). This CD&A also summarizes the Compensation Committee’s process for making pay decisions, as well as its rationale for specific decisions related to the 2022 performance year. Our NEOs for 2022 are listed below, along with the title that each NEO held in 2022:

Name of Executive	Title
Lawrence Bruno	Chairman, President and Chief Executive Officer
Christopher S. Hill	Senior Vice President and Chief Financial Officer
Gwendolyn Y. Gresham	Senior Vice President, Corporate Development and Investor Relations
Mark D. Tattoli	Senior Vice President, Secretary and General Counsel

Executive Summary

Industry Conditions and Outlook

In 2022, as the global impact from COVID-19 continued, we remained vigilant in our commitment to making health and safety a top priority in all of our facilities, ensuring a safe work environment while meeting the needs of our clients and stakeholders by maintaining many of the risk mitigation and communication efforts previously established. We continued to operate as an essential business with timely delivery of products and services to our clients throughout the COVID-19 pandemic, while also maintaining a continuity plan across our global organization to protect the health of our employees while servicing our clients.

In addition, the geopolitical conflict between Russia and Ukraine that erupted in February 2022 resulted in disruptions to traditional supply chains associated with the movement and trading patterns of crude oil, adversely impacting our business in the affected region. Additionally, continued high inflation affecting most countries globally resulted in increased cost of services and cost of product sales during 2022.

Our diverse, dedicated employees are the reason the Company successfully navigated client project disruptions. Our talented workforce across our global network acted expeditiously to minimize disruptions to our operations and ensure workplace safety. The Company is well positioned as international activity builds across all regions, resulting in our positive outlook for 2023 and beyond.

As part of our long-term growth strategy, we continue to broaden our market presence by opening or expanding facilities in strategic areas which aligns with client demand and market conditions and realizing synergies within our business lines. More recently, we increased our laboratory capabilities in Qatar, Saudi Arabia and Brazil. We believe our market presence in strategic areas provides us a unique opportunity to serve our clients who have global operations, whether they are international oil companies, national oil companies, or independent oil companies.

Additionally, we continue to pursue energy transition opportunities with the introduction of our first Joint Industry Carbon Capture and Sequestration Consortium in 2021. We also recently conducted a series of Enhanced Oil Recovery and flow assurance studies for a multi-well onshore program using CO2-rich injection gases that can simultaneously improve oil recovery and reduce CO2 emissions.

2022 Business Achievements

Over the course of our 27 years as a publicly traded company, we have posted an annualized compounded shareholder return of 8.06%, according to Bloomberg Financial, compared to 9.17% for the S&P 500, over that same time period. See “Ownership of Securities - Performance Graph” on page 9 for a graph comparing our five-year cumulative total shareholder return to the Standards & Poors 500 Index and the Philadelphia Oil Services Index.

In addition, during 2022, our relative and absolute results are as follows:

•
Revenue increase of 6.2% was at the 43rd percentile of the Bloomberg Oil and Gas Services Comp Group (the “Bloomberg Comp Group”) however, considering the devaluation of the Euro and British pound and using a constant exchange rate for the Euro and the British Pound, revenue growth would have increased by 8.2%. The Company does not have material amounts of revenue billed in currencies other than the U.S. Dollar, Euro and British Pound;
•
Operating margin of 10.7% was at the 93rd percentile of the Bloomberg Comp Group;
•
EPS increase of 3.0% was at the 64th percentile of the Bloomberg Comp Group;
•
Based on Bloomberg’s calculations using the latest comparable data available, our return on invested capital (“ROIC”) was approximately 5.8%; however, when considering the adverse impact associated with certain events, including the Russia-Ukraine conflict, the Company’s ROIC was in the 72nd percentile of the Bloomberg Comp Group;
•
We recorded a Total Recordable Injury Rate of 0.31 and Lost Time Injury Rate of 0.10, an improvement over 2021; and
•
We maintained industry-leading above average ranking/scores/standing among our peer group on several key sustainability indexes and preserved inclusion in notable sustainability related indices in 2022 such as Bloomberg’s Gender Diversity Index and multiple MSCI indices. This reflects our emphasis on producing long-term profitable growth in a sustainable and responsible manner.

Compensation Actions

Our executive compensation decisions included:

•
Staged restoration of reduced salaries: NEO salaries were reduced by a total of 20% in April of 2020, in response to industry conditions and challenges faced by the Company that primarily stemmed from the COVID-19 pandemic. NEO salaries were fully restored in two installments in August of 2021 and January of 2022. Salaries for Mr. Bruno and Mr. Hill are unchanged from pre-April 2020 levels. Ms. Gresham’s salary remains unchanged since becoming an NEO in February 2021. Mr. Tattoli’s salary was adjusted in January of 2022 to be more in line with market rates for his role.
•
Contingent payment of bonuses to NEOs under our annual cash incentive plan: Actual performance under the plan justified a payout at 64.29% of the maximum cash award for each NEO; however, based upon a broader assessment of the Company’s financial performance and uncertainties associated with the Russia-Ukraine conflict, the Chairman of the Board, acting on authority conferred upon him by the Compensation Committee, approved a payout of one-half of the earned bonus for each NEO, equivalent to 32.15% of the maximum cash award. Payment of the bonus will be made on May 1, 2023.
•
Continued commitment to performance-based LTI: We granted NEOs equity exclusively in the form of performance share awards for 2022 and 2023.

2022 “Say-on-Pay” / Shareholder Engagement

Each year, we carefully consider the results of our shareholder say-on-pay vote from the preceding year. We also consider the feedback we receive from our major shareholders, which we solicit in various ways, including face-to-face meetings during the year. 98.5% of votes cast with respect to this voting item at our 2022 Annual Meeting approved our executive compensation program.

Our committee believes that shareholder feedback, including the most recent say-on-pay vote, supports their view that our compensation programs remain aligned with the best interests of our shareholders. The Committee continues to review the design of our programs to ensure they remain aligned with shareholder interests, with our industry peers, and with compensation governance best practices.

Best Compensation Governance Practices & Policies

Our executive compensation program is grounded in the following policies and practices, which promote sound compensation governance, enhance our pay-for-performance philosophy and further align our executives’ interests with those of our stakeholders:

WHAT WE DO		WHAT WE DO NOT DO
✓	100% of NEO equity awards are performance-based and at-risk	✗	No hedging transactions by executive officers or directors
✓	Target performance for equity incentive awards set at 75th percentile of industry peers.	✗	No significant prerequisites
✓	Incentive awards based on both absolute and relative performance results, with no guaranteed payouts	✗	No “single trigger” change in control cash severance benefits
✓	Equity award grants subject to three-year performance periods to promote retention	✗	Core Laboratories stock may not be margined by executive officers or directors
✓	Clawback policy applies to cash and equity incentive compensation
✓	Retain independent compensation consultant

Developing, Retaining and Rewarding Our Employees

Our People Program

At Core Lab we value our employees and work hard to provide resources that enhance the work experience of our people while developing them for the future. Through our People Program we establish Core Lab’s fundamental principles for ensuring our ability to attract, engage, and retain a workforce with the right skills, attitudes and behaviors, and it outlines our approach to building and maintaining a relationship with each employee at all stages of the Employee Life Cycle.

•
Recruit: To ensure we have a diverse employee population reflective of our communities and client base, we’ve implemented recruiting practices that support and encourage the hiring and retention of diverse talent.
•
Develop: We believe the sustainable value of our organization is built as a result of great people doing outstanding work in often challenging environments. We offer a wide range of technical and non-technical development opportunities to equip our employees to meet these challenges and be successful. In 2022, we were pleased to take steps toward re-establishing these courses by re-launching our Business Leadership Program that was paused during the COVID-19 pandemic.
•
Perform: Our annual performance management cycle is an ongoing process that enables managers and employees to collaborate throughout the year. Individual performance goals and development objectives are set to align to business objectives, reward employees for high performance, which helps our employees understand where they add value to the organization and provides a focused discussion around career aspirations. Recognizing that not all employees have the same positive experience within the company, we also provide conduits to proactively resolve grievances and disciplinary issues, giving employees multiple outlets to resolve issues and effectively achieve greater performance.
•
Reward: To ensure we stay competitive in how we compensate and reward our employees; we use a total rewards approach aligned to our business strategy and country specific market influences. We offer competitive compensation and benefit programs in each country where we operate. During the COVID-19 pandemic we implemented cost reduction initiatives that impacted our employee compensation and rewards. At the start of 2022 base-pay was restored for all our employees.

•
Re-assign: To ensure that we have a workforce that is optimized to maintain our competitive advantage and, when possible, to ensure employee development and career progression, Core Lab enlists several forms of reassignment opportunities such as, transfers, promotions and international assignments. We also follow a robust and progressive performance management approach prior to termination of any employee.
•
Building Our Bench: In 2022, we took a step forward in highlighting our commitment to building diverse and inclusive teams through the Building Our Bench program and five-year plan. Through this program, we will move from a systematic approach to a systemic approach, building our bench and our collective ambition across the Company. The plan will create diverse candidate pools, increase our internal awareness, and expand the ability to leverage diversity in creating business value.

What Guides Our Executive Compensation Program

Compensation Philosophy and Objectives

Our executive compensation program is designed to create a strong financial incentive for our NEOs to maximize ROIC and other financial and operational metrics, which we believe leads to long-term sustainable growth in stakeholder value. Our compensation philosophy is driven by the following guiding principles and objectives:

Guiding Principle	Objective
Pay for Performance	Drive performance relative to our financial goals, which are designed to achieve growth in shareholder returns and long-term value creation
Competitiveness	Provide compensation at levels that will attract, motivate, and retain highly qualified executives who are focused on the long-term best interests of our shareholders
Stakeholder Alignment	Reinforce a culture of ownership and long-term commitment to stakeholder interests through alignment of Corporate, Environmental and Social Governance

The Core Elements of Compensation

The core elements of executive compensation are summarized in the table below:

Element	Form	What It Does	How It Links to Performance
Base Salary	Cash (Fixed)	Provides a competitive rate relative to similar positions in the oilfield services industry and other service-based industries, and enables the Company to attract and retain critical executive talent	• Based on job scope, level of responsibilities, experience, tenure and market levels
Annual Cash Incentive Plan	Cash (Variable and At-Risk)	Focuses executives on achieving annual financial and operational goals that drive long-term stockholder value
•
Payouts: zero to 2x target for Mr. Bruno and Hill, and zero to 1.3x target for Ms. Gresham and Mr. Tattoli, based on annual performance
•
Combination of absolute and relative financial and non-financial goals

Long-Term Incentive Plan (LTIP)	Equity (Variable and At-Risk)	Provides incentives for executives to execute on longer-term financial/strategic growth goals that drive value creation and support talent retention	• Payouts: 0% to 150% of target, based on performance over a three-year period • Combination of relative (ROIC) and absolute (TSR) performance

Pay Mix: Emphasis on Variable Performance-based Compensation

The charts below show the target compensation of our Chief Executive Officer and our other NEOs for fiscal year 2022. These charts illustrate that a majority of NEO compensation is performance-based and variable (84% for our Chief Executive Officer and an average of 72% for our other NEOs). We view each compensation element as a different means of encouraging and promoting performance. These elements are designed to work in tandem, not against each other. The weighting of these compensation components is consistent with the market and puts a material, significant portion of the executives’ total direct compensation “at risk” if Company performance declines or underperforms relative to the Bloomberg Comp Group and/or the Compensation Peer Group described further below.

CEO Realizable Compensation: Aligned with Performance

Our emphasis on at-risk, variable and performance-based pay elements, particularly equity incentives, helps to ensure that the actual compensation realized by our NEOs aligns with returns to our shareholders. As shown in the charts below, the relationship between CEO realizable and target pay over the past five years has aligned closely with our total shareholder return performance.

CEO REALIZABLE PAY ALIGNED WITH PERFORMANCE(1)

CEO Realizable Pay By Year ($MM)
Base Salary
Annual Incentive
Performance Share Units
Indexed TSR
$9.0
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$-
-75%
-41%
-32%
-32%
-23%
Target
Realizable
Demshur
2018
Target
Realizable
Demshur
2019
Target
Realizable
Bruno
2020
Target
Realizable
Bruno
2021
Target
Realizable
Bruno
2022

(1)
Mr. Demshur served as CEO of the Company until his retirement in May 2020.

Target compensation includes base salary, target annual incentive award, and the grant-date value of performance share units. Realizable compensation includes base salary, actual annual cash incentive paid, and the value of performance share units determined by whether the awards are still outstanding as of the end of the year or have been settled during that year. Any performance share units settled within the five-year period have been adjusted for actual payout percent. Outstanding performance share unit awards have been valued assuming a target payout with the stock price that is applicable at the end of each year.

The Role of the Compensation Committee

Our Compensation Committee’s principal functions include conducting periodic reviews of the Company’s compensation and benefits programs to ensure that they are properly designed to meet corporate objectives, overseeing of the administration of the cash incentive and equity-based plans and developing the compensation program for the Directors.

The Compensation Committee generally focuses on compensation structures designed to reflect the middle range of the market. We believe that maintaining compensation opportunities in the middle range of our peer group supports recruitment and retention while ensuring that realized pay opportunities align appropriately with individual and Company performance. The Compensation Committee targets a market range rather than a specific percentile in order to respond better to changing business conditions, manage salaries and incentives more evenly over an individual’s career, and minimize potential for automatic increases in salaries and incentives that could occur with inflexible and narrow competitive targets. The Compensation Committee links a significant portion of each executive’s total compensation to accomplishing specific, measurable results based on both Company and individual performance intended to create value for shareholders in both the short- and long-term. Only executives with performance exceeding established targets may exceed the market median in total compensation due to incentive compensation.

The Role of Management

Our CEO provides recommendations to the Compensation Committee in its evaluation of our other NEOs, including recommendations of individual cash and equity compensation levels for each of the remaining NEOs.

The Role of the Independent Compensation Consultant

Our Compensation Committee periodically retains a consultant to provide independent advice on executive compensation matters and to perform specific project-related work. During 2022, the Compensation Committee engaged Meridian Compensation Partners (“Meridian”) to provide information on pay levels and program design for 2022. Meridian reported to and acted at the direction of the Compensation Committee. The Compensation Committee assessed the independence of the firm pursuant to applicable SEC and NYSE rules and concluded that the firm’s work for the Compensation Committee did not raise any conflict of interest for 2022.

The Role of Market Compensation Analysis

The Compensation Committee reviews several sources as a reference for determining competitive total compensation packages. For 2022 executive compensation recommendations, the Compensation Committee reviewed and considered Meridian’s evaluation and analysis of compensation survey data from multiple general industry and industry-specific sources.

In addition, the Compensation Committee reviews proxy statement data from the Company’s peer group (see below). This analysis was used to determine our NEOs’ base salary, annual incentive targets and long-term equity awards (100% performance-based) for 2022.

Selecting the Peer Group

The Compensation Committee, with the assistance of Meridian, developed a peer group of companies to be used for compensation comparison purposes (“Compensation Peer Group”). The Compensation Peer Group consists of publicly traded oilfield services companies comparable in size to our Company in terms of annual revenues and the value of ongoing operations. The following companies comprise our Compensation Peer Group used to evaluate the market for NEO compensation for 2022:

Baker Hughes Company	Fugro N.V.	RPC, Inc.
Champion X Corporation	Helix Energy Solutions Group	TechnipFMC plc
Dril-Quip Inc.	John Wood Group PLC	TGS-NOPEC Geophysical Company ASA
Expro Group Holdings N.V.	Oceaneering International
Forum Energy Technologies	Oil States International

The Compensation Committee periodically reviews the composition of our Compensation Peer Group to ensure it remains appropriate.

2022 Compensation Program Details

Base Salary

Base salary is the fixed annual compensation we pay to an executive for performing specific job responsibilities. It represents the minimum income an executive may receive in any given year. We target annual base salaries in the middle range of our Compensation Peer Group for executives having similar responsibilities. The Compensation Committee may adjust salaries based on its annual review of the following factors:

•
the individual’s experience and background;
•
the individual’s performance during the prior year;
•
the benchmark salary data;
•
the general movement of salaries in the marketplace; and
•
our financial and operating results.

As a result of these factors, a particular executive’s base salary may be above or below the median of our Compensation Peer Group for a given year. The table below shows base salaries for each of our NEOs for the years ending December 31, 2022 and 2021. NEO salaries were fully reinstated in two installments of 10% in August 2021 and January 2022.

Name of Executive	January 2022 (2) ($)	August 2021 (2) ($)	January 2021 (2) ($)
Lawrence Bruno (1)	820,000	738,000	656,000
Christopher S. Hill (1)	430,000	387,000	344,000
Gwendolyn Y. Gresham (3)	370,000	333,000	-
Mark D. Tattoli (4)	370,000	315,000	-

(1) NEO annual base salaries approved by the Compensation Committee in 2021, $820,000 for Mr. Bruno and $430,000 for Mr. Hill.
(2) NEO salaries were reduced by a total of 20% from April 2020 to July 2021, Subsequently, NEO salaries were reinstated in two installments of 10% in August 2021 and January 2022.
(3) Ms. Gresham became an executive officer in February 2021 and her annual base salary of $370,000 was approved by the Compensation Committee in 2021.
(4) Mr. Tattoli became an executive officer in August 2021, at which time his base salary was $350,000. Mr. Tattoli’s salary was increased to $370,000 beginning January 1, 2022.

Annual Cash Incentives

All of our NEOs participate in our annual cash incentive plan. Under this plan, each NEO is assigned a target and a maximum bonus expressed as a percentage of his or her base salary. The target award opportunity is established as a percentage of the NEO’s salary based upon a review of the competitive data for that officer’s position, level of responsibility and ability to impact our financial success. The target bonus percentage and maximum bonus percentage for each NEO in 2022 is set forth in the table below.

		Award Percentages
Name of Executive	Title	Target		Maximum
Lawrence Bruno	Chairman, President and Chief Executive Officer	100%	-	200%
Christopher S. Hill	Senior Vice President and Chief Financial Officer	75%	-	150%
Gwendolyn Y. Gresham	Senior Vice President, Corporate Development and Investor Relations	75%	-	130%
Mark D. Tattoli	Senior Vice President, Secretary and General Counsel	75%	-	130%

The target award opportunity is established as a percentage of the NEO’s salary based upon a review of the competitive data for that officer’s position, level of responsibility and ability to impact our financial success.

The Compensation Committee has set performance goals that are consistent with the Company’s business strategy and focus on creating long-term shareholder value. Performance is assessed based on the achievement of specific financial measures, safety metrics, operating objectives, and environmental, social and governance goals. The Compensation Committee may also consider individual contributions to performance results.

Relative Performance

Relative performance requires that NEOs achieve at least median performance among the Compensation Peer Group. The achievement of three different financial performance metrics accounts for 75% of the potential annual cash incentive award.

Metric	Description	Weight
Revenue	Change in the Company’s annual revenue relative to Compensation Peer Group	25%
Operating Margin	The Company’s margins relative to Compensation Peer Group	25%
EPS	The Company’s annual EPS relative to Compensation Peer Group	25%

Relative performance is assessed at the end of the year. Bloomberg data is analyzed on a trailing four-quarter period for the Compensation Peer Group for the period ending with the third quarter of the current year. This data is used to determine the Company’s percentile ranking in the Compensation Peer Group for each metric.

For each metric, the NEOs can achieve a maximum score of 25 and a minimum score of 12.5 for a ranking between the 100th and the 50th percentile, respectively. Performance below the 50th percentile on any metric results in a score of 0 for that metric. For example, if the Company’s ranking for change in revenue compared to the Compensation Peer Group’s change in revenue is at the 75th percentile, then the revenue metric would receive a score of 18.75, equivalent to a weighting of 18.75% for that metric.

Messrs. Bruno and Hill may earn up to 2x their target award opportunity, and Ms. Gresham and Mr. Tattoli may earn up to 1.3x their target award opportunity, for each metric in return for the Company finishing first (i.e., at the 100th percentile) in the Compensation Peer Group. Performance below the 50th percentile of the Compensation Peer Group on any metric will result in a zero percent payout for that metric. Performance between the 50th and the 100th percentile is calculated using straight-line interpolation as shown in the table below.

Percentile of Compensation Peer Group	Below 50th	50th	100th
Payout as a Multiple of Target Award Opportunity (Messrs. Bruno and Hill)	0	1.0x	2.0x
Payout as a Multiple of Target Award Opportunity (Ms. Gresham and Mr. Tattoli)	0	1.0x	1.3x

Absolute Performance

Absolute performance accounts for 25% of the annual incentive award. The Compensation Committee evaluates the Company’s year-over-year improvement in the areas of safety and ESG. The Compensation Committee bases its determination primarily on objective third-party reports and may award a maximum score of up to 25, equivalent to a weighting of 25%, depending on the Company’s overall improvement in these areas. If the Compensation Committee determines that the Company’s performance has declined, it may award as little as zero for this metric.

2022 Results

For 2022, our performance results were as follows:

Metric	Weight	Ranking	Weighted Percent of Maximum Opportunity
Revenue	25%	43rd percentile	0.00%
Operating Margin	25%	93rd percentile	23.22%
EPS	25%	64th percentile	16.07%
Weighted payout factor (relative)			39.29%
Absolute Performance	25%		25.00%
Weighted payout factor (total)			64.29%

As shown, relative and actual performance under the plan produced a weighted payout factor equal to 64.29% of the maximum award opportunity. The table below reflects the actual annual cash incentive award earned by the NEOs and approved by the Compensation Committee. However, based upon a broader assessment of the Company’s financial performance and considering affordability, the Chairman of the Board, acting on authority conferred upon him by the Compensation Committee, approved a payout of one-half of the NEOs’ earned award.

Name of Executive	Target Award Opportunity	Max Award Opportunity	Actual Award Opportunity	Actual Award Earned ($)	Actual Award Paid ($)
Lawrence Bruno	100%	200%	129%	1,054,286	527,143
Christopher S. Hill	75%	150%	96%	414,643	207,322
Gwendolyn Y. Gresham	75%	130%	84%	309,214	154,607
Mark D. Tattoli	75%	130%	84%	309,214	154,607

Equity Incentive Compensation

We currently administer long-term incentive compensation awards through our LTIP. Under the LTIP, our NEOs are eligible for performance-based restricted shares.

Our Compensation Committee, based on recommendations from our CEO (other than with respect to awards for himself), determines the amount of each NEO’s grant by periodically reviewing competitive market data and each NEO’s long-term past performance, ability to contribute to our future success, and time in the current job. The Compensation Committee considers the risk of losing the executive to other employment opportunities and the value and potential for appreciation in our shares. The number of shares previously granted or vested pursuant to prior grants is not typically a factor in determining subsequent share grants to a NEO. The Compensation Committee considers the foregoing factors together and determines the appropriate amount of the award.

Performance Share Award Program (“PSAP”)

PSAP shares vest if we achieve certain performance goals generally over a three-year period, which allow us to compensate our employees as we meet or exceed our business objectives.

PSAP Awards Generally

Under the PSAP, our NEOs are awarded rights to receive a pre-determined number of common shares if certain performance targets are met at the end of a three-year performance period and as specified in the applicable grant agreement. Awards vest at the end of each three-year performance period.

Performance share units may be earned based upon our ROIC performance against our Bloomberg Comp Group. In order for our NEOs to earn a target award, our performance must be at the 75th percentile of the group as shown in the chart below. Performance below the 50th percentile results in no payout.

ROIC Percentile of Bloomberg Comp Group	Below 50th	50th	75th	100th
Shares Earned as a Percent of Target	0%	50%	100%	150%

Beginning with PSAP shares awarded in 2020, the Compensation Committee included a modifier based upon absolute total shareholder return (“TSR”), such that the number of common shares awarded for performance in excess of the 75th percentile in ROIC will be reduced by one-half if TSR over the three-year performance period is negative.

2020 PSAP Awards

On February 11, 2020, we made grants of 134,900 restricted performance shares to three of our current NEOs. The three-year performance period began on January 1, 2020 and ended on December 31, 2022.

The 2020 PSAP awards to the executives who were NEOs on the grant date were as follows:

Name of Executive	Target Award (in Shares)	2020 Performance Period Proforma ROIC Percentile Rank (1)	Approved Percent of Target Award Earned	Actual Share Earned
Lawrence Bruno	91,212	72nd	100%	91,212
Christopher S. Hill	31,688	72nd	100%	31,688
Gwendolyn Y. Gresham	12,000	72nd	100%	12,000
(1)
The Compensation Committee approved a proforma adjustment, after consideration of extraordinary items, to the Company’s 2020 ROIC Percentile Rank relative to the Bloomberg Comp Group.

In December 2022, the Compensation Committee made consideration for the adverse impact on the Company’s financial performance during 2022 caused by certain extraordinary items, including effects of the Russia-Ukraine conflict. After considering the financial impact caused by these extraordinary events, the Compensation Committee approved the vesting of the 2020 PSAP awards to Messrs. Bruno and Hill and Ms. Gresham at 100% of the target award on December 31, 2022, the end of the three-year performance period.

2022 PSAP Awards

On February 17, 2022, we made grants of 205,836 restricted performance shares to our current NEOs serving in 2022. The three-year performance period began on January 1, 2022 and will end on December 31, 2024.

The PSAP awards to our current NEOs were as follows:

Name of Executive	Target Award (in Shares)	Maximum Possible Incremental Award (in Shares)
Lawrence Bruno	127,424	191,136
Christopher S. Hill	43,236	64,854
Gwendolyn Y. Gresham	17,588	26,382
Mark D. Tattoli	17,588	26,382

Executive Compensation Policies

Stock Ownership Requirements

Alignment with shareholder interests is reinforced through meaningful stock ownership requirements among the NEOs. In order to help ensure that our NEOs maintain a meaningful ownership stake, the Compensation Committee has adopted the ownership requirements related to common shares outlined below:

NEO	Required Ownership (multiple of salary)
CEO	5.0x
Other NEOs	3.0x

NEOs have five years from the date they become a NEO to comply with these guidelines as of December 31, 2022. All of our NEOs were either in compliance with their required ownership level or were still within the five-year compliance window for their position.

Clawback Policy

January 1, 2022, the Board adopted a clawback policy applicable to performance-based compensation paid to the Company’s executives. The policy applies to any current or former executive of the Company who is or, as of the effective date, was an “officer” as that term is defined in Rule 16a-1(f) of the Exchange Act, which consists of all Section 16 filers of the Company, including the Company’s named executive officers.

Under the policy, if the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the securities laws and such noncompliance is attributable, in whole or in part, to the gross negligence, willful misconduct, fraud or other illegal or improper acts of an executive, including a violation of the Company’s Code of Conduct, then the Compensation Committee may, in its sole discretion, recover from the executive all or a portion of the performance-based compensation, whether cash or equity awards, paid to the executive at any time during the three completed fiscal years immediately prior to the date the Company is required to prepare an accounting restatement. The amount of compensation subject to recovery under the policy would be the excess paid to the executive based on the erroneous data giving rise to the restatement over the amount that would have been earned by the executive had the incentive compensation been based on the restated results. The policy applies to all incentive compensation granted, approved or awarded after the effective date of the policy.

Securities Trading Policy and Hedging Restrictions

We prohibit officers, directors and certain other managers from trading our securities on the basis of material, non-public information or “tipping” others who may so trade on such information and from trading in our securities without obtaining prior approval from our General Counsel. If a manager or officer does not have inside information that is material to the business, such officer or manager may trade immediately following quarterly earnings press releases during an open trading window. Any exceptions must be requested in writing and signed by our Chief Executive Officer, Chief Financial Officer or our General Counsel. The Company’s stock may not be placed on margin. Moreover, any derivative transaction which effectively shifts the economic risk of ownership to a third party, or any transaction that hedges or offsets, or is designed to hedge or offset, any decrease in the market value of our securities, is not allowed at any time by our NEOs and managers (including our directors), unless approved by the Compensation Committee. The policy does not apply to all of our employees, nor does it specifically apply to the designees of directors, executive officers or covered employees.

Health and Welfare Benefits

We offer a standard range of health and welfare benefits to all employees, including our NEOs. These benefits include medical, prescription drug, and dental coverages, life insurance, accidental death and dismemberment, long-term disability insurance and flexible spending accounts. Our plans do not discriminate in favor of our NEOs.

401(k)

We offer a defined contribution 401(k) plan to substantially all of our employees in the United States. We provide this plan to assist our employees in saving some amount of their cash compensation for retirement in a tax efficient manner. Participants may contribute up to 60% of their base and cash incentive compensation, subject to the current limits under the IRS Code. We provide safe harbor matching contributions under this plan up to the first 4% of the participant’s compensation and may make additional discretionary contributions. As of June 1, 2020, the safe harbor matching and discretionary contributions were suspended. On April 1, 2022, we reinstated one-half (equivalent to 2%) of the 401(k) match. On April 1, 2023, we fully restored the remaining one-half (equivalent to 2%) of the 401(k) match.

Deferred Compensation Plan

Through our subsidiary, Core Laboratories LP, we have adopted a nonqualified deferred compensation plan that permits certain employees, including our NEOs, to elect to defer all or a part of their cash compensation (base, annual incentives and/or commissions) from us until the termination of their status as an employee. Participating employees are eligible to receive a matching deferral under the nonqualified deferred compensation plan that compensates them for contributions they could not receive from us under the 401(k) plan due to the various limits imposed on 401(k) plans by the U.S. federal income tax laws. As of June 1, 2020, the matching deferral contribution was suspended and the suspension continued through the first quarter of 2022. On April 1, 2022, we reinstated the deferral match at 2%. On April 1, 2023, we fully restored the deferral match at 4%.

Discretionary employer contributions may also be made on behalf of participants in the plan and are subject to discretionary vesting schedules determined at the time of such contributions. Vesting in employer contributions is accelerated upon the death or disability of the participant or a change in control. Discretionary employer contributions under the plan are forfeited upon a participant’s termination of employment to the extent they are not vested at that time. We made discretionary employer contributions to the nonqualified deferred compensation plan on behalf of Messrs. Bruno, Hill, Tattoli and Ms. Gresham in accordance with each executive’s employment agreement, subject to a threshold based on ROIC measured against the trailing four-quarter period ended on September 30, 2022. During 2021, the age to be attained for immediate vesting changed from 62-½ years to 62 years.

Other Perquisites and Personal Benefits

We do not offer any perquisites or other personal benefits to any executive with a value over $10,000 beyond those discussed within this proxy and specifically in the table “Summary Compensation for the Years Ended December 31, 2020, 2021 and 2022” and the supplemental table titled “All Other Compensation from Summary Compensation Table” within this proxy statement.

We believe in the importance of providing attractive intangible benefits to all employees such as open and honest communications, ethical business practices, and a safe work environment.

Deductibility of Compensation Over $1 Million

Section 162(m) of the Internal Revenue Code generally limits the amount of compensation that may be deducted per covered employee to $1 million per taxable year. A “covered employee” for purposes of Section 162(m) generally includes each of our NEOs. The Compensation Committee views the tax deductibility of executive compensation as one factor to be considered in the context of its overall compensation philosophy and will consider the impact of any material tax laws on our Company’s compensation program. The Compensation Committee reviews each material element of compensation on a continuing basis to determine whether deductibility can be accomplished without sacrificing flexibility and other important elements of the overall executive compensation program. Accordingly, the Compensation Committee will continue to retain the discretion to pay compensation that is not deductible.

Employment Agreements and Change in Control Agreements

The employment agreements with Messrs. Bruno and Hill, Ms. Gresham and Mr. Tattoli remain in effect for and generally provide for severance compensation to be paid if the employment of these individuals is terminated under certain conditions. Effective October 18, 2021, the employment agreements for Messrs. Bruno and Hill and Ms. Gresham were amended and restated, and we entered into the employment agreement with Mr. Tattoli effective the same date. These agreements, as amended where applicable, are described in greater detail in “Information About Our Named Executive Officers and Executive Compensation – Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – Employment Agreements.”

Change in Control

As part of our normal course of business, we engage in discussions with other companies about possible collaborations and/or other ways in which the companies may work together to further our respective long-term objectives. In addition, many larger, established companies consider companies at similar stages of development to ours as potential acquisition targets. In certain scenarios, the potential for a merger or being acquired may be in the best interests of our stakeholders. We provide severance compensation if certain of our executives’ employment is terminated following a change in control transaction to promote the ability of our senior executives to act in the best interests of our stakeholders even though their employment could be terminated as a result of the transaction.

Termination Without Cause

If we terminate the employment of a NEO without cause as defined in their applicable agreements, we would be obligated to continue to pay him or her certain amounts as described in greater detail in “Potential Payments Upon Termination or Change in Control.” We believe these payments are appropriate because the terminated executive is bound by confidentiality, non-solicitation and non-compete provisions covering the two-year period immediately following termination of service and because the Company and each executive have mutually agreed to a severance package that is in place prior to any termination event. This provides us with more flexibility to make a change in senior management if such a change is in the best interests of the Company and our shareholders.

INFORMATION ABOUT OUR NAMED EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Named Executive Officers

As of December 31, 2022, our NEOs consisted of Messrs. Bruno and Hill, Ms. Gresham and Mr. Tattoli. The following biography describes the business experience of Messrs. Bruno and Hill, Ms. Gresham and Mr. Tattoli.

Mr. Bruno, who is 63 years of age, became President of the Company on February 1, 2018 and on January 1, 2019, he also assumed the position of Chief Operating Officer. On May 20, 2020, Mr. Bruno succeeded Mr. David Demshur as the Chairman of the Board and Chief Executive Officer and has led the Company’s global operations for both of its business segments, Reservoir Description and Production Enhancement. Over the last several years, Mr. Bruno has served as a technical spokesperson for many investor presentations and panels in the oil and gas industry, and has been instrumental in driving the Company’s technology innovation that will continue to be a critical strength in the years to come. Mr. Bruno previously led the Company’s global reservoir-based laboratories within the Company’s Reservoir Description segment, from July 2015 through January 31, 2018. Mr. Bruno has been in the industry for more than 35 years and with the Company for more than 22 years. Prior to being named as President of the Petroleum Services division in July 2015, Mr. Bruno was the General Manager of U.S. Rocks from 1999 to July 2015. Prior to joining the Company, he was employed at an oil and gas service company for 14 years before it was acquired by the Company in 1999. Mr. Bruno received a Master’s of Science degree in Geology in 1987 from the University of Houston.

Mr. Hill, who is 53 years of age, has been with the Company for over sixteen years, most recently as Chief Financial Officer, since May 24, 2018, after serving as Vice President, Chief Accounting Officer from May 2015 to May 2018. Since joining the Company in October 2006, Mr. Hill led the Company’s Investor Relations effort, was Corporate Group Controller based in Amsterdam, and was Controller of Financial Reporting. Prior to joining the Company, he worked at Halliburton from August 2000 to October 2006 as Controller – Energy & Chemicals of the KBR Division and Corporate Director of Training and Accounting Research. Mr. Hill a CPA worked at Ernst & Young from January 1993 until August 2000, where he held the position of Manager his last three years there. Mr. Hill has a B.B.A. in Accounting from Texas A&M University, and an M.B.A. degree from Rice University.

Ms. Gresham, who is 55 years of age, has been with the Company for over sixteen years. Since 2016 Ms. Gresham has served as Senior Vice President, Corporate Development and Investor Relations, leading the Company’s Sustainability, Investor Relations, Risk Management, and Human Resources functions. Since joining the Company in October 2006, Ms. Gresham led the Company’s Human Resources and Sustainability efforts, as Corporate Vice President based in Amsterdam from 2013 to 2016 and Director of U.S. Human Resources from 2006 to 2013. Prior to joining the company, Ms. Gresham worked at Texas Children’s Hospital Integrated Delivery System and the University of Texas MD Anderson as Assistant Director of Leadership Development and Director of Human Resources, respectively. Ms. Gresham has a B.S in Business from Lubbock Christian University and an M.B.A. from Texas Women’s University.

Mr. Tattoli, who is 51 years of age, has been with the Company for over ten years, most recently as Senior Vice President, Secretary and General Counsel, since July 1, 2021, after serving as Assistant General Counsel since November 2012. Mr. Tattoli oversees all aspects of the Company’s legal and compliance matters. Mr. Tattoli has 20 years of industry experience acting as in-house counsel and outside counsel for companies in the petroleum industry across all sectors, including upstream, midstream and downstream. Prior to joining the Company, he worked in private practice initially with the law firm of Haynes & Boone LLP in its Austin and Houston, Texas offices, and most recently as a partner at the law firm of Buchanan, Ingersoll and Rooney PC in Pittsburgh, Pennsylvania. While in private practice, Mr. Tattoli advised public and private clients on mergers and acquisitions, joint venture formation and structuring, debt and equity securities offerings, and general corporate governance and transactional matters. Mr. Tattoli has a B.S. in Chemical Engineering from the University of Notre Dame, and J.D. and M.B.A. degrees from the University of Texas at Austin.

Summary Compensation

The following table summarizes, with respect to our Chief Executive Officer and each of our other NEOs as of December 31, 2022, information relating to the compensation earned for services rendered to the Company in all capacities during fiscal years 2020, 2021, and 2022.

Summary Compensation

for the Years Ended December 31, 2020, 2021 and 2022

Name of Executive and Principal Position	Year	Salary (1) ($)	Stock Awards (2) ($)	Non-Equity Incentive Plan Compensation (3) ($)	Change in Post- employment Benefit Value and Nonqualified Deferred Compensation Earnings (4) ($)	All Other Compensation (5) ($)	Total ($)
Lawrence Bruno	2022	820,000	4,873,523	527,143	—	185,730	6,406,396
Chairman, President and	2021	820,000	4,939,861	459,889	—	328,380	6,548,130
Chief Executive Officer	2020	820,000	4,257,913	—	—	367,131	5,445,044

Christopher S. Hill	2022	430,000	1,653,626	207,322	—	44,700	2,335,648
Senior Vice President, and	2021	430,000	1,780,872	180,871	—	91,782	2,483,525
Chief Financial Officer	2020	430,000	1,479,243	—	—	118,029	2,027,272

Gwendolyn Y. Gresham (6)	2022	370,000	672,680	154,607	—	39,677	1,236,963
Senior Vice President, Corporate Development and Investor Relations	2021	370,000	724,414	134,882	—	74,162	1,303,458

Mark D. Tattoli (6)	2022	370,000	672,680	154,607	—	37,834	1,235,121
Senior Vice President, Secretary and General Counsel	2021	350,000	290,979	73,796	—	35,106	749,881

David M. Demshur (7)	2020	1,040,000	6,750,425	—	708,000	4,033,189	12,531,614
Former Chairman, Chief Executive Officer and Director

(1)
The values in this column disclose the full amount of base salary earned with respect to the 2020, 2021 and 2022 years, and therefore do not reflect the temporary reductions in base salaries that occurred in the respective years for Messrs. Bruno and Hill, Ms. Gresham and Mr. Tattoli.
(2)
The amounts included in the “Stock Awards” column include the aggregate grant date fair value of the equity-based awards granted during 2020, 2021 and 2022, and have been computed in accordance with FASB ASC Topic 718, formerly FAS 123I disregarding any estimate for forfeitures. Assumptions used in the calculation of these amounts are included in Note 17 to our audited financial statements for the fiscal years ended December 31, 2020, 2021 and 2022. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” for a description of the material features of these awards. For accounting purposes, the probable outcome for the awards is the maximum level.
(3)
In 2022 Messrs. Bruno and Hill, Ms. Gresham and Mr. Tattoli partially earned the cash incentive bonus, however the Chairman of the Board elected to award a reduced payment. These amounts are lower than the amounts reported on the Form S-4 filed with the SEC on February 27, 2023, as the amounts were finalized following that filing. With respect to the 2021 year, Messrs. Bruno and Hill, Ms. Gresham and Mr. Tattoli earned the full cash incentive bonuses, however the Chairman of the Board elected to award a reduced payment. In 2020, Messrs. Bruno and Hill declined such awards due to industry market conditions.
(4)
The changes in post-employment benefit values for 2020, 2021 and 2022 were primarily the result of changes in the underlying actuarial assumptions. Specifically, the interest rate is based on a federal rate that changes annually and the mortality tables are pursuant to Section 417 of the IRS Code, which is required for valuing payouts from qualified plans. These changes were not the result of additional contributions or benefits accruing to the NEOs.
(5)
All Other Compensation is described in the section entitled “All Other Compensation from Summary Compensation Table.”
(6)
Ms. Gresham and Mr. Tattoli became executive officers in February 2021 and August 2021, respectively.

(7)
Mr. Demshur served as Chief Executive Officer and Chairman of the Board from May 2001 until his retirement on May 29, 2020.

All Other Compensation from Summary Compensation Table

The following table contains a breakdown of the compensation and benefits included under All Other Compensation in the Summary Compensation table above.

Name of Executive	Year	Core 401(k) Contributions (1) ($)	Non-Qualified Deferred Compensation: Company Contributions (2)	Company-Owned Life Insurance (3) ($)	All Other Compensation Total ($)
Lawrence Bruno	2022	476	184,823	431	185,730
Christopher S. Hill	2022	1,558	43,000	142	44,700
Gwendolyn Y. Gresham	2022	2,492	37,000	185	39,677
Mark D. Tattoli	2022	2,720	35,000	114	37,834

(1)
The Company partially reinstated matching contributions beginning in April 2022.
(2)
The amounts shown reflect the additional discretionary contributions made by the Company with respect to the 2022 plan year and made in 2022 in the amount of $164,000 for Mr. Bruno, $43,000 for Mr. Hill, $37,000 for Ms. Gresham and $35,000 for Mr. Tattoli. These discretionary contributions were made in accordance with each executive’s employment agreement subject to a threshold based on ROIC and will remain unvested until the executive reaches 62 years of age.
(3)
The amounts shown reflect premiums the Company pays for life insurance coverage for the NEOs, which insurance payments will be used to assist the Company with providing death benefits under the deferred compensation plan.

Grants of Plan-Based Awards

A total of 205,836 performance shares of plan-based awards at the target level were awarded to our Chief Executive Officer and the other NEOs in 2022 under the Company’s Long-Term Incentive Plan.

The following table provides information concerning each grant of an award made to our Chief Executive Officer and each of our other NEOs in 2022 under the Company’s Long-Term Incentive Plan and our annual cash incentive plan.

Grants of Plan-Based Awards for the Year Ended December 31, 2022

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)		Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock and Option
Name of Executive	Grant Date	Approval Date	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Awards (2) ($)
Lawrence Bruno			820,000	1,640,000
	2/17/2022	2/15/2022			63,712	127,424	191,136	4,873,523
Christopher S. Hill			322,500	645,000
	2/17/2022	2/15/2022			21,618	43,236	64,854	1,653,626
Gwendolyn Y. Gresham			277,500	481,000
	2/17/2022	2/15/2022			8,794	17,588	26,382	672,680
Mark D. Tattoli			277,500	481,000
	2/17/2022	2/15/2022			8,794	17,588	26,382	672,680

(1)
The amounts shown in these columns reflect the potential target and maximum values approved on the date of the awards.
(2)
Awards shown are at maximum award for the 2022 PSAP grants for the NEOs.

The following is a discussion of material factors necessary to an understanding of the information disclosed in the Summary Compensation Table.

Employment Agreements

The information below describes the employment agreements that we maintained with Messrs. Bruno, Hill and Tattoli, and Ms. Gresham during the 2022 year, including any amendments that were made effective during the 2022 year, as applicable.

Lawrence Bruno

Mr. Bruno serves as President and Chief Executive Officer of the Company effective from May 20, 2020, pursuant to an employment agreement entered into on March 1, 2019 and subsequently amended and restated effective as of October 15, 2021. Unless either the Company or Mr. Bruno gives notice to terminate the agreement, the agreement will automatically renew each year on the anniversary of the effective date for a successive one-year term. Mr. Bruno’s employment agreement entitles him to a base salary of $820,000 per year, subject to increase at the discretion of the Compensation Committee, and the opportunity to earn an annual bonus of up to 200% of his then-current annual base salary dependent upon his reaching certain performance objectives established by the Compensation Committee and described above under “Compensation Discussion and Analysis – Elements of Compensation – Non-Equity Incentive Compensation.” The employment agreement allows Mr. Bruno to participate in all of our benefit plans and programs that are generally available to our other executive employees.

Christopher S. Hill

Mr. Hill serves as our Senior Vice President and Chief Financial Officer pursuant to an employment agreement entered into on March 1, 2019 and subsequently amended and restated effective as of October 15, 2021. Unless either the Company or Mr. Hill gives notice to terminate the agreement, the agreement will automatically renew each year on the anniversary of the effective date for a successive one-year term. Mr. Hill’s employment agreement entitles him to a base salary of $430,000 per year, subject to increase at the discretion of the Compensation Committee, and the opportunity to earn an annual bonus of up to 150% of his then-current annual base salary dependent upon his reaching certain performance objectives established by the Compensation Committee and described above under “Compensation Discussion and Analysis – Elements of Compensation – Non-Equity Incentive Compensation.” The employment agreement allows Mr. Hill to participate in all of our benefit plans and programs that are generally available to our other executive employees.

Gwendolyn Y. Gresham

Ms. Gresham serves as our Senior Vice President, Corporate Development and Investor Relations pursuant to an employment agreement entered into on March 1, 2019 and subsequently amended and restated effective as of October 15, 2021. Unless either the Company or Ms. Gresham gives notice to terminate the agreement, the agreement will automatically renew each year on the anniversary of the effective date for a successive one-year term. Ms. Gresham’s employment agreement entitles her to a base salary of $370,000 per year, subject to increase at the discretion of the Compensation Committee, and the opportunity to earn an annual bonus of up to 130% of her then-current annual base salary dependent upon her reaching certain performance objectives established by the Compensation Committee and described above under “Compensation Discussion and Analysis – Elements of Compensation – Non-Equity Incentive Compensation.” The employment agreement allows Ms. Gresham to participate in all of our benefit plans and programs that are generally available to our other executive employees.

Mark D. Tattoli

Mr. Tattoli serves as our Senior Vice President, Secretary and General Counsel pursuant to an employment agreement entered into effective as of October 15, 2021. Unless either the Company or Mr. Tattoli gives notice to terminate the agreement, the agreement will automatically renew each year on the anniversary of the effective date for a successive one-year term. Mr. Tattoli’s employment agreement entitles him to a base salary of $370,000 per year, subject to increase at the discretion of the Compensation Committee, and the opportunity to earn an annual bonus of up to 130% of his then-current annual base salary dependent upon him reaching certain performance objectives established by the Compensation Committee and described above under “Compensation Discussion and Analysis – Elements of Compensation – Non-Equity Incentive Compensation.” The employment agreement allows Mr. Tattoli to participate in all of our benefit plans and programs that are generally available to our other executive employees.

Outstanding Equity Awards at Fiscal Year End

The following table provides information concerning stock that has not vested and equity incentive plan awards for our Chief Executive Officer and each of our other NEOs as of the end of our last completed fiscal year. None of our NEOs held unexercised options as of the end of our last completed fiscal year.

Outstanding Equity Awards

at December 31, 2022

	Performance Share Award Program		Restricted Share Award Program
Name of Executive	Equity and Incentive Plan Awards: Number of Shares or Units of Stock That Have Not Vested (1) (#)	Equity and Incentive Plan Awards: Market Value of Shares or Units of Stock That Have Not Vested (2) ($)	Equity and Incentive Plan Awards: Number of Shares or Units of Stock That Have Not Vested (1) (#)	Equity and Incentive Plan Awards: Market Value of Shares or Units of Stock That Have Not Vested (2) ($)
Lawrence Bruno	332,394	6,737,626	—	—
Christopher S. Hill	115,779	2,346,840	—	—
Gwendolyn Y. Gresham	47,097	954,656	—	—
Mark D. Tattoli	33,282	674,626	6,050	122,634
(1)
Awards shown are at maximum award for the 2021 and 2022 PSAP grants for Messrs. Bruno, Hill and Tattoli and Ms. Gresham.
(2)
Market Value is based on the closing price on December 30, 2022 (the last NYSE trading day of the year) of $20.27 per share.

Vesting Schedule for Unvested PSAPs

			Vesting Schedule at Target
Name of Executive	Type of Award	Grant Date	2023	2024
Lawrence Bruno	PSAP	February 19, 2021	141,258	—
		February 17, 2022	—	191,136
Christopher S. Hill	PSAP	February 19, 2021	50,925	—
		February 17, 2022	—	64,854
Gwendolyn Y. Gresham	PSAP	February 19, 2021	20,715	—
		February 17, 2022	—	26,382
Mark D. Tattoli	PSAP	February 19, 2021	6,900	—
		February 17, 2022	—	26,382

Vesting Schedule for Unvested RSAPs

Name of Executive	Type of Award	Grant Date	2023	2024	2025	2026	2027
Mark D. Tattoli	RSAP	December 1, 2017	160	—	—	—	—
		August 1, 2018	120	120	—	—	—
		May 1, 2019	200	200	200	—	—
		May 1, 2020	250	250	250	250	—
		October 1, 2020	700	700	700	700	—
		August 1, 2021	250	250	250	250	250

The following table provides information concerning each vesting of stock, including restricted stock, restricted stock units and similar instruments during the last completed fiscal year on an aggregated basis with respect to each of our NEOs.

Stock Vested

for the Year Ended December 31, 2022

	Stock Awards
Name of Executive	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Lawrence Bruno	91,212	1,848,867
Christopher S. Hill	31,688	642,316
Gwendolyn Y. Gresham	12,000	243,240
Mark D. Tattoli	1,790	34,270

Nonqualified Deferred Compensation Plan

The following table provides information relating to our NEOs’ benefits in our nonqualified deferred compensation plans, including, with respect to each NEO, the aggregate contributions made by such NEO during the year ended December 31, 2022, the aggregate contributions made by the Company during the year ended December 31, 2022 on behalf of the NEO, the aggregate interest or other earnings accrued during the year ended December 31, 2022, the aggregate value of withdrawals and distributions to the NEO during the year ended December 31, 2022, and the balance of each account as of December 31, 2022.

Nonqualified Deferred Compensation

for the Year Ended December 31, 2022

Name of Executive	Aggregate Balance at December 31, 2021 ($)	Executive Contributions in 2022 (1) ($)	Company Contributions in 2022 (2) ($)	Aggregate Earnings (Losses) in 2022 ($)	Aggregate Withdrawals/ (Distributions) ($)	Aggregate Balance at December 31, 2022 ($)
Lawrence Bruno	1,711,441	173,060	184,823	(317,498)	—	1,751,826
Christopher S. Hill	843,198	—	43,000	(206,925)	—	679,273
Gwendolyn Y. Gresham	276,327	—	37,000	4,302	—	317,629
Mark D. Tattoli	369,718	—	35,000	(105,564)	—	299,154
(1)
All amounts reflected in this column were originally reported as “Salary” within the Summary Compensation table.
(2)
Company contributions are included in the Summary Compensation table in the All Other Compensation column for 2022.

Since 2006, the Company has made certain matching contributions on participant salary reduction deferrals to our nonqualified deferred compensation plan. The plan also provides for employer contributions equal in amount to certain forfeitures of, and/or reductions in, employer contributions that participants could have received under our 401(k) plan in the absence of certain limitations imposed by the IRS Code. Distributions of a participant’s plan benefits can only be made under certain prescribed circumstances, such as termination of employment or upon a specified date as elected by the participant. In the event of a termination of employment (other than by death or disability) of a “key employee,” distributions must be delayed for six months. A participant’s plan benefits include the participant’s deferrals, the vested portion of the employer’s contributions, and deemed investment gains and losses on such amounts. In the case of a participant who dies while employed with the Company, an additional $50,000 life insurance benefit will also be paid under the nonqualified deferred compensation plan to the participant’s beneficiary. The plan was amended in 2008 to comply with the American Jobs Creation Act of 2004 to reflect certain statutorily mandated requirements applicable to the plan. For additional information, see “Components of Executive Compensation – Deferred Compensation Plan.”

Potential Payments Upon Termination or Change in Control

We have entered into certain agreements and maintain certain plans that require us to provide compensation and/or benefits to our NEOs in the event of a termination of employment or a change in control of the Company.

Messrs. Bruno and Hill and Ms. Gresham entered into their respective employment agreements on March 1, 2019, as amended and restated on October 18, 2021, and each could receive potential benefits pursuant to those agreements at termination or upon the occurrence of certain events. The compensation and benefits described in the tables beginning on page 46 assume that any termination of employment for Messrs. Bruno or Hill, or Ms. Gresham, was effective as of December 31, 2022, and thus includes amounts earned through that date.

Mr. Tattoli entered into his employment agreement on October 18, 2021, and could receive potential benefits pursuant to that agreement at termination or upon the occurrence of certain events. The compensation and benefits described in the tables beginning on page 46 assume that any termination of employment for Mr. Tattoli was effective as of December 31, 2022, and thus includes amounts earned through that date.

The tables beginning on page 46 provide estimates of the compensation and benefits that would be provided to the applicable NEOs upon their termination of employment or a change in control; however, in the event of an NEO’s separation from the Company or a change in control event, any actual amounts will be determined based on the facts and circumstances in existence at that time.

Employment Agreements

The Bruno, Hill, Gresham and Tattoli Employment Agreements

Effective October 15, 2021, we amended and restated the 2019 employment agreements with Messrs. Bruno and Hill and Ms. Gresham, and entered into an employment agreement with Mr. Tattoli (collectively the “2021 Employment Agreements”). These agreements are also described in “Information About Our Named Executive Officers and Executive Compensation – Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – Employment Agreements.”

Pursuant to the terms of the 2021 Employment Agreements, in the event that (A) any of the executives are terminated by the Company for any reason other than (i) death, (ii) Disability (as defined below), (iii) Cause (as defined below), or (iv) the executive’s material breach of a material provision of his or her 2021 Employment Agreement, (B) the executive terminates his or her employment with the Company for Good Reason (as defined below), or (C) the Company determines not to renew the executive’s employment agreement with the Company at expiration of the term, the executive shall be entitled to receive the following:

(I) if such termination occurs at any time other than within two years following a Change in Control (as defined below):

(1) an amount equal to the sum of (a) a multiple of the executive’s annual base salary in effect immediately prior to the termination (such multiple being two (2) times for Mr. Bruno and one and one-half (1 ½) times for Mr. Hill, Ms. Gresham and Mr. Tattoli), plus (b) a pro-rata bonus calculated by multiplying the target incentive bonus amount for the year in which the termination occurs by the number of days during the applicable year that the executive was employed (the “Pro-Rata Bonus”) (together, the “Severance Payment”); and

(2) continued coverage under the Company’s medical, dental, and group life insurance plans for the executive, the executive’s spouse and the executive’s dependent children after termination at no cost to the executive for twenty-four (24) months for Mr. Bruno and eighteen (18) months for Mr. Hill, Ms. Gresham, and Mr. Tattoli, and thereafter, such coverage may be extended provided the executive pays the employee portion of the insurance premium; accelerated vesting of outstanding equity awards, with the vesting of performance-based awards measured against performance criteria as of the most recent quarter-end; and reimbursement of up to $25,000 for outplacement services for a period of twelve months following termination.

(II) if such termination occurs at any time within two years following a Change in Control (as defined below):

(1) an amount equal to the sum of (a) a multiple (three (3) for Mr. Bruno and two and one-half (2 ½) for Mr. Hill, Ms. Gresham and Mr. Tattoli) times the sum of (i) the executive’s annual base salary as in effect immediately prior to the termination, and (ii) the target annual incentive bonus the executive could have earned for the year of termination, plus (b) the Pro-Rata Bonus (together, the “Change in Control Payment”); and

(2) continued coverage under the Company’s medical, dental and group life insurance plans for the executive, executive’s spouse and the executive’s dependent children at no cost to the executive for thirty-six (36) months for Mr. Bruno and thirty (30)

months for Mr. Hill, Ms. Gresham and Mr. Tattoli, and thereafter, such coverage may be extended provided the executive pays the employee portion of the insurance premium; accelerated vesting of outstanding equity awards, with the vesting of performance-based awards measured against performance criteria as of the most recent quarter-end; and reimbursement of up to $25,000 for outplacement services for a period of twelve months following termination.

In the event that the payments and benefits received by an executive in connection with a Change in Control constitute “parachute payments” (as defined in Section 280G of the Code), the payments and benefits provided to that executive shall either be reduced to $1.00 below the amount that would subject the payments to excise taxes pursuant to Section 4999 of the Code, or paid in full, whichever will result in the better net tax position for the executive.

The 2021 Employment Agreements provide that any unvested contributions to the executives’ accounts with respect to our Nonqualified Deferred Compensation Plan would vest upon the executive reaching age 62 and would likewise immediately vest upon (i) termination of the executive’s employment due to death or Disability, (ii) non-renewal of the executive’s employment agreement with the Company, (iii) termination by the executive for Good Reason, or (iv) a Change in Control event. The 2021 Employment Agreements also provide that notwithstanding anything to the contrary within an individual award agreement, any restricted stock awards granted to the executive will not be forfeited upon the executive’s voluntary retirement on or after age 62. Additionally, the 2021 Employment Agreements provide benefits to each executive upon his or her voluntary retirement on or after age 62, consisting of continued coverage under the Company’s medical, dental, and group life insurance plans for the executive, the executive’s spouse and the executive’s dependent children after termination at no cost to the executive for twenty-four (24) months for Mr. Bruno and eighteen (18) months for Mr. Hill, Ms. Gresham, and Mr. Tattoli, and thereafter, such coverage may be extended provided the executive pays the employee portion of the insurance premium.

The Severance Payment or the Change in Control Payment, as applicable, will generally be paid to the executive in equal installments over a twelve-month period following the applicable termination of employment, although certain payments may be made at different times in order to comply with Section 409A of the Code.

The 2021 Employment Agreements contain customary confidentiality restrictions and impose noncompetition restrictions on the executives during their employment and for a period of two years following a termination of employment for any reason other than a termination by us without Cause or by the executive without Good Reason.

For purposes of the 2021 Employment Agreements, the terms below are generally defined as follows:

•
“Cause” means the executive (i) has been convicted of a misdemeanor involving moral turpitude or a felony, (ii) has engaged in conduct which is materially injurious (monetarily or otherwise) to us or any of our affiliates, or (iii) has engaged in gross negligence or willful misconduct in the performance of executive’s duties.
•
“Change in Control” means a merger of the Company with another entity, a consolidation involving the Company, or the sale of all or substantially all of the assets of the Company if (i) the holders of equity securities of the Company immediately prior to the transaction do not beneficially own immediately after the transaction 50% or more of the common equity of the resulting entity, (ii) the holders of equity securities of the Company immediately prior to the transaction do not beneficially own immediately after the transaction 50% of the voting securities of the resulting entity, or (iii) the persons who were members of the Board of Directors immediately prior to the transaction are not the majority of the board of the resulting entity immediately after the transaction. A Change in Control also occurs when (i) there is shareholder approval of a plan of dissolution or liquidation of the Company, (ii) any person or entity acquires or gains ownership of control of more than 30% of the combined voting power of outstanding securities of the Company or resulting entity, or (iii) a change in the composition of the Board of Directors the results of which are that fewer than a majority of the directors are incumbent directors.
•
“Disability” means that the executive has become incapacitated by accident, sickness or other circumstance that renders the executive mentally or physically incapable of performing the duties and services required of the executive pursuant to the 2021 Employment Agreements on a full-time basis for a period of at least 180 consecutive calendar days.

•
“Good Reason” means (i) a material diminution in the executive’s authority, duties or responsibilities, (ii) a permanent change in location of executive’s principal place of employment that is more than 50 miles away from the prior location, (iii) a material breach by us of any material provision of the 2021 Employment Agreements, or (iv) a material diminution of the executive’s annual base salary.

Nonqualified Deferred Compensation Plan

See the Nonqualified Deferred Compensation Table on page 43 and subsequent narrative discussion for a description of the benefits payable to the NEOs under the Nonqualified Deferred Compensation Plan upon death or separation from service and in connection with a change in control.

Equity Award Program

Awards under our PSAP and RSAP will vest in full (at target award) in the event an NEO’s service is terminated by reason of his or her death or disability or upon the occurrence of a Change in Control. As of December 31, 2022, following the vesting of the 2020 PSAP award, Mr. Bruno has two PSAP awards worth $6.7 million, Mr. Hill has two PSAP awards worth $2.3 million, Ms. Gresham has two PSAP awards worth $1.0 million, and Mr. Tattoli has two PSAP awards worth $0.7 million and six RSAP awards worth $0.1 million. Please see table in “Information About Our Named Executive Officers - Outstanding Equity Awards at Fiscal Year End” on page 42 for further description of the assumptions used to calculate the value of the awards.

The tables below reflect the amount of compensation that would be payable to each of Messrs. Bruno, Hill, Ms. Gresham and Mr. Tattoli in various scenarios involving termination of the NEO’s employment, including following a change in control. The amount of compensation payable to each applicable NEO upon voluntary termination, involuntary not-for-cause termination (non-change in control), voluntary termination for good cause or involuntary termination following a change in control, involuntary for cause termination, and termination in the event of death or disability of each applicable NEO is shown below. The amounts shown assume that the termination was effective on December 31, 2022, and thus includes amounts earned through that time and are estimates of the amounts which would be paid out to the applicable NEOs upon their termination. The amounts payable upon termination following a change in control assume that the change in control occurred on December 31, 2022, and the termination was effective the same day. The actual amounts to be paid out can only be determined at the time of the applicable NEO’s separation from us. Each NEO would also have available the value of unvested shares reflected in the Outstanding Equity Awards at Fiscal Year End table, if any. The value of accelerated equity award amounts reflected below have been calculated using the closing price of our common stock on December 30, 2022 (the last trading day of 2022) of $20.27.

Lawrence Bruno	Voluntary Termination on 12/31/2022 (1) ($)	Involuntary Not For Cause Termination on 12/31/2022 (1) ($)	For Cause Termination on 12/31/2022 ($)	Termination related to Change-in- Control on 12/31/2022 ($)	Disability on 12/31/2022 (1) ($)	Death on 12/31/2022 (1) ($)
Compensation:
Severance	—	1,640,000	—	4,920,000	—	—
Short-term Incentive	—	820,000	—	820,000	—	—
Long-term Incentives:
Accelerated Equity Award Programs	—	6,737,626	—	6,737,626	6,737,626	6,737,626
Benefits & Perquisites:
Health and Welfare Benefits	418,500	418,500	—	418,500	—	—
Outplacement Services	—	25,000	—	25,000	—	—
Accelerated Deferred Comp	—	164,000	—	164,000	164,000	164,000
Total	418,500	9,805,126	—	13,085,126	6,901,626	6,901,626

Christopher S. Hill	Voluntary Termination on 12/31/2022 (1) ($)	Involuntary Not For Cause Termination on 12/31/2022 (1) ($)	For Cause Termination on 12/31/2022 ($)	Termination related to Change-in- Control on 12/31/2022 ($)	Disability on 12/31/2022 (1) ($)	Death on 12/31/2022 (1) ($)
Compensation:
Severance	—	645,000	—	1,881,250	—	—
Short-term Incentive	—	322,500	—	322,500	—	—
Long-term Incentives:
Accelerated Equity Award Programs	—	2,346,840	—	2,346,840	2,346,840	2,346,840
Benefits & Perquisites:
Health and Welfare Benefits	—	501,900	—	501,900	—	—
Outplacement Services	—	25,000	—	25,000	—	—
Accelerated Deferred Comp	—	43,000	—	43,000	43,000	43,000
Total	—	3,884,240	—	5,120,490	2,389,840	2,389,840

Gwendolyn Y. Gresham	Voluntary Termination on 12/31/2022 (1) ($)	Involuntary Not For Cause Termination on 12/31/2022 (1) ($)	For Cause Termination on 12/31/2022 ($)	Termination related to Change-in- Control on 12/31/2022 ($)	Disability on 12/31/2022 (1) ($)	Death on 12/31/2022 (1) ($)
Compensation:
Severance	—	555,000	—	1,618,750	—	—
Short-term Incentive	—	277,500	—	277,500	—	—
Long-term Incentives:
Accelerated Equity Award Programs	—	954,656	—	954,656	954,656	954,656
Benefits & Perquisites:
Health and Welfare Benefits	—	381,100	—	381,100	—	—
Outplacement Services	—	25,000	—	25,000	—	—
Accelerated Deferred Comp	—	37,000	—	37,000	37,000	37,000
Total	—	2,230,256	—	3,294,006	991,656	991,656

Mark D. Tattoli	Voluntary Termination on 12/31/2022 (1) ($)	Involuntary Not For Cause Termination on 12/31/2022 (1) ($)	For Cause Termination on 12/31/2022 ($)	Termination related to Change-in- Control on 12/31/2022 ($)	Disability on 12/31/2022 (1) ($)	Death on 12/31/2022 (1) ($)
Compensation:
Severance	—	555,000	—	1,618,750	—	—
Short-term Incentive	—	277,500	—	277,500	—	—
Long-term Incentives:
Accelerated Equity Award Programs	—	797,260	—	797,260	797,260	797,260
Benefits & Perquisites:
Health and Welfare Benefits	—	585,700	—	585,700	—	—
Outplacement Services	—	25,000	—	25,000	—	—
Accelerated Deferred Comp	—	35,000	—	35,000	35,000	35,000
Total	—	2,275,460	—	3,339,210	832,260	832,260

(1)
Messrs. Bruno and Hill, Ms. Gresham and Mr. Tattoli could vest in PSAP and RSAP awards following termination if the performance criteria for vesting is met at the end of the Performance Period. See table of Outstanding Equity Awards at Fiscal Year End on page 41.

Pay Ratio Disclosure

Pursuant to Item 402(u) of Regulation S-K, we are required to disclose the ratio of our CEO’s compensation to the annual total compensation of our median employee with respect to fiscal year 2022.

We determined that the annual total compensation of our CEO, Mr. Bruno, for 2022 was $6,406,396 for the purpose of the CEO pay ratio calculation. We determined that the median of the annual total compensation from the population of our employees (other than Mr. Bruno) was $63,477; therefore, the ratio of these two amounts is 101 to 1. Please see the Summary Compensation table on page 39 for our CEO’s compensation for 2022.

Our most recent identification of the median employee was performed in 2020, during which we prepared a database including the total cash compensation consisting of base salary, allowance, bonus and other cash compensation paid as reflected in our payroll records for our global workforce (other than our CEO). As needed, amounts were converted from local currency to U.S. dollars.

For the median employee we identified from the database in 2020, who remained active in 2022, we updated all compensation elements of the median employee for 2022 to calculate total annual compensation with the same methodology used in the Summary Compensation table in accordance with SEC rules and regulations.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal payroll and employment records, and the methodology described above. SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio for our Company.

Pay-Versus-Performance Disclosure

In August 2022, the SEC issued a rule requiring disclosure of the relationship between executive compensation actually paid to the achievement of the Company’s financial and operational performance objectives. The following table provides information for our NEOs calculated in accordance with SEC regulations for the year ended December 31, 2020, 2021 and 2022:

							Value of Initial Fixed $100 Investment Based On:		Stated in Millions
Year	Summary Compensation Table Total for First CEO (1)	Summary Compensation Table Total for Second CEO (1)	Compensation Actually Paid to First CEO (2)(5)	Compensation Actually Paid to Second CEO (2)	Average Summary Compensation Table Total for Other NEOs (1)	Average Compensation Actually Paid to Other NEOs (2)(5)	Total Shareholder Return	Peer Group Total Shareholder Return (3)	Net Income	ROIC Percentile Rank (4)
2022	6,406,396	—	4,556,233	—	1,602,577	1,251,954	54.77	77.80	19,658	72nd
2021	6,548,130	—	3,511,963	—	1,512,288	790,566	60.07	51.07	20,219	100th
2020	5,445,044	12,531,614	3,820,946	9,059,322	2,027,272	1,381,972	71.12	54.86	(97,497)	87th
(1)
The CEO and the non-CEO NEOs for each year are as follows:
a.
2022: Mr. Bruno (CEO), Mr. Hill, Ms. Gresham and Mr. Tattoli
b.
2021: Mr. Bruno (CEO), Mr. Hill, Ms. Gresham, and Mr. Tattoli
c.
2020: Mr. Bruno (CEO from May 29, 2020 to Present, or “First CEO”), Mr. Demshur (CEO from January 1, 2020 to May 29, 2020, or “Second CEO”) and Mr. Hill
(2)
The values in this column disclose the amount of compensation actually paid calculated in accordance with SEC rules. These amounts do not reflect the actual amounts of compensation paid to our NEOs during the respective year. More detailed tables follow these footnotes to explain the adjustments that were made to Summary Compensation Table values.

(3)
The values in this column disclose the average cumulative total shareholder return of the Compensation Peer Group as of December 31, 2022. The Compensation Peer Group is used by the Company for purposes of determining relative performance. Total Shareholder Return has been calculated in the same manner as provided in Item 201(e) of Regulation S-K under the Exchange Act.
(4)
ROIC is one of the performance conditions associated with NEO equity incentive compensation. ROIC percentile rank reflects proforma adjustments for extraordinary events occurring in 2020 and 2022. ROIC is based on Bloomberg's calculation on the trailing four quarters from the most recently reported quarter and the balance sheet of the most recent reported quarter.
(5)
There are no actuarial pension plans or other pension-related costs for our CEO and other NEOs during the respective year.

The following tables contain a breakdown of the “Compensation Actually Paid to CEO” and “Average Compensation Actually Paid to Other NEOs” included in the table above.

	2022	2021	2020
FIRST CEO SUMMARY COMPENSATION TABLE TOTALS	6,406,396	6,548,130	5,445,044
Add (Subtract):
Fair value of equity awards granted during the year from the Summary Compensation Table (1)	(4,873,523)	(4,939,861)	(4,257,913)
Fair value at year end of equity awards granted during the year	3,576,792	2,897,202	3,425,467
Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	(370,096)	(669,496)	(515,960)
Change in fair value of equity awards granted in prior years that vested as of the end of the year	(183,336)	(194,179)	(152,691)
Equity awards granted in prior years that were forfeited during the year	—	—	—
Dividends or other earnings paid on equity awards during the year	—	—	—
Salary reduction due to COVID-19 Business Interruptions	—	(129,833)	(123,000)
Total Equity Award Related Adjustments	(1,850,163)	(3,036,168)	(1,624,098)
COMPENSATION ACTUALLY PAID TOTALS	4,556,233	3,511,963	3,820,946
(1)
The values in this row are calculated based on grant date fair value of the equity awards granted to our CEO, Mr. Bruno, for the respective year. See the Summary Compensation Table for details.

	2022	2021	2020
SECOND CEO SUMMARY COMPENSATION TABLE TOTALS	—	—	12,531,614
Add (Subtract):
Fair value of equity awards granted during the year from the Summary Compensation Table (1)	—	—	(6,750,425)
Fair value at year end of equity awards granted during the year	—	—	5,430,678
Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	—	—	(1,225,401)
Change in fair value of equity awards granted in prior years that vested as of the end of the year	—	—	(469,144)
Equity awards granted in prior years that were forfeited during the year	—	—	—
Dividends or other earnings paid on equity awards during the year	—	—	—
Salary reduction due to COVID-19 Business Interruptions	—	—	—
Actuarial Present Value of Pension Benefits	—	—	(708,000)
Pension Benefit Adjustments for CEO	—	—	250,000
Total Equity Award Related Adjustments	—	—	(3,472,292)
COMPENSATION ACTUALLY PAID TOTALS	—	—	9,059,322
(1)
The values in this row are calculated based on grant date fair value of the equity awards granted to our former CEO, Mr. Demshur, for the respective year. See the Summary Compensation Table for details.

	2022	2021	2020
NON-CEO NEOS SUMMARY COMPENSATION TABLE TOTALS	1,602,577	1,512,288	2,027,272
Add (Subtract):
Fair value of equity awards granted during the year from the Summary Compensation Table (1)	(999,662)	(932,088)	(1,479,243)
Fair value at year end of equity awards granted during the year	733,675	414,082	1,190,043
Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	(53,477)	(105,186)	(262,584)
Change in fair value of equity awards granted in prior years that vested as of the end of the year	(31,159)	(37,835)	(29,016)
Equity awards granted in prior years that were forfeited during the year	—	—	—
Dividends or other earnings paid on equity awards during the year	—	—	—
Salary reduction due to COVID-19 Business Interruptions	—	(60,694)	(64,500)
Total Equity Award Related Adjustments	(350,623)	(721,722)	(645,300)
COMPENSATION ACTUALLY PAID TOTALS	1,251,954	790,566	1,381,972
(1)
The values in this row are calculated based on grant date fair value of the equity awards granted to our other NEOs (other than the CEO) for the respective year. See the Summary Compensation Table for details.

Disclosure of Most Important Performance Measures for Fiscal Year 2022

The following table contains the five most important financial performance measures used by our Compensation Committee to link “compensation actually paid” to our First and Second CEO and other NEOs in 2022 with Company performance. Each of these performance measures are discussed further herein above.

Most Important Performance Measures
End of Performance Period ROIC Percentile Rank
Revenue Growth
Expansion of Operating Margins
EPS Growth
Total Shareholder Return

The charts on the following page reflect that the Compensation Actually Paid (“CAP”) over the three-year period ended December 31, 2022. Factors impacting the First and Second CEOs’ and Other NEOs’ CAP over the three-year period include:

•
Flucturation in the Company’s share price impacting the value of vested and unvested PSAP awards.
•
Temporary reduction in the base salaries for the First CEO and Other NEOs by 20% during the global pandemic. These temporary reductions were effective from April 2020 through December 2021.
•
The First CEO determined that bonuses earned by the First CEO and Other NEOs would not be paid in 2020. Bonuses for the First CEO and Other NEOs in 2021 and 2022 were paid at a reduced rate from what was earned, 35% for 2021 and 50% for 2022.
•
In 2020, the CAP for our Second CEO was increased by approximately $4 million due to a separation payment in accordance with the terms of his employment agreement.

Compensation Actually Paid vs. TSR (CLB & Peers)

Compensation Actually Paid vs. TSR (CLB & Peers)
Compensation Actually Paid ($MM)
$10
$8
$6
$4
$2
$-
TSR: $100 Invested 12/31/2019
$120
$100
$80
$60
$40
$20
$-
$100
$100
$71
$55
$60
$51
$55
$78
$3.8
$9.1
$1.4
$3.5
$0.8
$4.6
$1.3
2020
2021
2022
First CEO CAP
Second CEO CAP
Other NEO CAP
CLB TSR
Peer TSR

Compensation Actually Paid vs. Net Income

Compensation Actually Paid vs. Net Income
Compensation Actually Paid ($MM)
$10
$8
$6
$4
$2
$-
CLB Net Income ($MM)
$40
$20
$-
$(20)
$(40)
$(60)
$(80)
$(100)
$(120)
$3.8
$9.1
$1.4
$(97.5)
$3.5
$0.8
$20.2
$4.6
$1.3
$19.7
2020
2021
2022
First CEO CAP
Second CEO CAP
Other NEO CAP
CLB Net Income

Compensation Actually Paid vs. ROIC Rank

Compensation Actually Paid vs. ROIC Rank
Compensation Actually Paid ($MM)
CLB ROIC Percentile Rank
$10
$8
$6
$4
$2
$-
100%ile
80%ile
60%ile
40%ile
20%ile
0%ile
87%ile
100%ile
72%ile
$3.8
$9.1
$1.4
$3.5
$0.8
$4.6
$1.3
2020
2021
2022
First CEO CAP
Second CEO CAP
Other NEO CAP
CLB ROIC

COMPENSATION COMMITTEE REPORT

In preparation for the filing of this proxy statement with the SEC, the Compensation Committee:

•
reviewed and discussed the Company’s disclosure set forth herein below the heading “Compensation Discussion and Analysis” with management; and
•
based on the reviews and discussions referred to above, recommended to the Board that the disclosure set forth herein below the heading “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into our annual report on Form 10-K for the year ended December 31, 2022.

Submitted by the Compensation Committee of the Board of Directors.

COMPENSATION COMMITTEE

Michael Straughen (Chairman)

Harvey Klingensmith

Kwaku Temeng

AUDIT COMMITTEE REPORT

For the year ended December 31, 2022, the Audit Committee consisted of Mmes. Carnes and Murray, and Mr. Straughen. The Company has determined that: (1) each member of the Audit Committee is independent, as defined in Section 10A of the Exchange Act and under the standards set forth by the NYSE; and (2) all current Audit Committee members are financially literate. In addition, Mmes. Carnes and Murray each qualify as an audit committee financial expert under the applicable rules promulgated pursuant to the Exchange Act.

During the last fiscal year, and earlier this year in preparation for the filing with the SEC of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, the Audit Committee:

•
reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2022 with management and with the independent registered public accountants;
•
considered the adequacy of the Company’s internal controls and the quality of its financial reporting, and discussed these matters with management, with the internal auditors and with the independent registered public accountants;
•
reviewed and discussed with the independent registered public accountants (1) their judgments as to the quality of the Company’s accounting policies, (2) and has also received the written disclosures and the letter from the independent registered public accountants required by Public Company Accounting Oversight Board Independence Rules, and the independent registered public accountants’ independence, and (3) the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard 1301, Communication with Audit Committees;
•
discussed with management, with the internal auditors and with the independent registered public accountants the process by which Company’s Chief Executive Officer and Chief Financial Officer make the certifications required by the SEC in connection with the filing with the SEC of the Company’s periodic reports, including reports on Forms 10-K and 10-Q;
•
pre-approved all auditing services and non-audit services to be performed for the Company by the independent registered public accountants as required by the applicable rules promulgated pursuant to the Exchange Act, considered whether the rendering of non-audit services was compatible with maintaining KPMG’s independence, and concluded that KPMG’s independence was not compromised by the provision of such services (details regarding the fees paid to KPMG in fiscal 2022 for audit services, audit-related services, tax services and all other services, are set forth at “Audit Fee Summary” below); and
•
based on the reviews and discussions referred to above, recommended to the Board that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

A copy of the Audit Committee’s written charter may be found on the Company’s website at http://www.corelab.com/cr/governance.

Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee’s charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. Management is responsible for the Company’s financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent registered public accountants are responsible for expressing an opinion on those financial statements. Audit Committee members are not employees of the Company or accountants or auditors by profession. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accountants included in their report on the Company’s financial statements.

The Audit Committee meets regularly with management and the independent and internal auditors, including private discussions with the independent registered public accountants and the Company’s internal auditors and receives the communications described above. The Audit Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent registered public accountants do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards.

Submitted by the Audit Committee of the Board of Directors.

AUDIT COMMITTEE

Martha Z. Carnes (Chairman)

Katherine Murray

Michael Straughen

INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fee Summary

The Audit Committee approved in advance 100% of the audit fees, including all non-audit fees. For the 2021 and 2022 fiscal years, KPMG served as the Company’s independent auditor. Set forth below is a summary of the total fees incurred with KPMG for service related to fiscal years 2022 and 2021. These fees consisted of:

	2022	2021
Audit Fees	2,939,000	2,835,373
Audit-Related Fees	—	—
Tax Fees	185,000	55,000
All Other Fees	—	5,500
Total	$3,124,000	$2,895,873

Audit Fees

Audit fees consist primarily of the audit and quarterly reviews of the consolidated financial statements, assistance with and review of documents filed with the SEC in the United States and with the Autoriteit Financiële Markten in the Netherlands, work performed in connection with the audit and quarterly reviews, statutory audits, and the audit of internal controls in order to comply with the Sarbanes-Oxley Act of 2002. This category also includes fees for services consisting primarily of comfort letters, consents, and work performed related to other public filings.

Audit-Related Fees

Audit-related fees consist primarily of attestation services required by statute or regulation and certain agreed-upon procedures including accounting and research work necessary to comply with generally accepted auditing standards.

Tax Fees

Tax fees include professional services provided for preparation of federal and state tax returns, review of tax returns prepared by the Company, assistance in assembling data to respond to governmental reviews of past tax filings, and tax advice, exclusive of tax services rendered in connection with the audit.

All Other Fees

The fees identified under this caption were for all other non-audit services, including permissible business and advisory consulting services.

AUDIT COMMITTEE’S PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee pre-approves all audit and non-audit services to be performed by its independent auditors, and has established policies and procedures to ensure that the Company is in full compliance with the requirements for pre-approval set forth in the Sarbanes-Oxley Act of 2002 and the SEC rules regarding auditor independence. The policies and procedures are detailed as to the particular service and do not delegate the Audit Committee’s responsibility to management.

In accordance with these policies and procedures, management submits for approval audit and non-audit services that management may wish to have the independent auditor perform during the fiscal year, accompanied by an estimated range of fees for each service to be performed. The Audit Committee pre-approves or rejects the service and an accompanying range of fees for each service desired to be performed. Management is required to seek additional Audit Committee pre-approval when management becomes aware that any pre-approved service will result in actual fees greater than the fees initially approved. During the course of the year, the chair of the Audit Committee has the authority to pre-approve requests for services. At each subsequent Audit Committee meeting, the chair of the Audit Committee reports any interim pre-approvals since the last meeting.

AGENDA ITEMS

Item 1. Election of Class I Directors

Our Articles of Association provide for one or more Directors. Our Board of Directors currently has seven members who are divided into three classes. Each class is elected for a three-year term such that the term of one class of Directors expires at the annual meeting each year.

For the 2023 Annual Meeting, the Board of Directors is proposing the election of one new Class I member, and the re-election of one current Class I member, effective at the conclusion of the 2023 Annual Meeting. Specifically, the Board of Directors is proposing the election of Curtis Anastasio as a Class I Director and the re-election of Harvey Klingensmith as a Class I Director. All Class I candidates are being nominated for terms expiring at the annual meeting in 2026. Please see “Information About Our Directors and Director Compensation - Board of Directors” for biographical information of our Directors.

Candidates for Director are recommended by the NGSCR Committee to our Board. Our Board then nominates selected candidates, who are elected at the annual meeting by the affirmative vote of a majority of the votes cast at the meeting. You may vote for all of these nominees, any one or more of these nominees, or none of these nominees. Under the Core Lab Delaware Bylaws, shares of common stock abstaining from voting and broker non-votes shall be treated as present for the purposes of determining the presence or absence of a quorum.

Unless otherwise instructed or unless the proxy is withdrawn, the accompanying proxy will be voted for the election of the two nominees listed above to serve under the terms and conditions described within this proxy statement. If at the time of, or prior to, the 2023 Annual Meeting, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by our Board. The Board has no reason to believe that any substitute nominees will be required. No proxy will be voted for a greater number of persons than the number of nominees named herein. Shareholders may not cumulate their votes in the election of Directors.

The elections set out above will be put to a vote separately and those votes shall be considered to constitute separate sub-items of agenda item no. 1.

The Board recommends that shareholders vote “FOR” the two Class I nominees for Director as set forth above, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 2. Ratification of Appointment of KPMG as our Independent Registered Public Accounting Firm for 2023

The Audit Committee of the Board has recommended and the Board has approved the appointment of the firm of KPMG LLP as our independent registered public accountants for the year ending December 31, 2023, subject to approval by our shareholders. We have invited representatives of KPMG to the 2023 Annual Meeting and we expect one such representative to attend. If such representative should attend, we expect that he or she will be available to respond to questions and will have the opportunity to make a statement if he or she desires to do so.

The affirmative vote of a majority of votes cast at the Meeting is required to ratify the appointment of KPMG as our independent registered public accountants for 2023. Under the Core Lab Delaware Bylaws, shares of common stock abstaining from voting and broker non-votes shall be treated as present for purposes of determining the presence or absence of a quorum at the 2023 Annual Meeting.

The Board recommends that the shareholders vote “FOR” the appointment of KPMG as our independent registered public accountants for the year ending December 31, 2023 and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 3. To Approve, On an Advisory Basis, the Compensation of our Named Executive Officers as Described in the CD&A Section of this Proxy Statement

We and our Board recognize that executive compensation is an important matter for our shareholders. As described in detail in the Compensation Committee’s report and the CD&A section of this proxy statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy and the core of that philosophy has been and continues to be to pay our executives based on our performance. In particular, the Compensation Committee strives to base awards of the substantial majority of executive compensation on performance metrics that are directly linked to the consequent long-term increase in the value of the Company for its owners - the shareholders. It is always the intention of the Compensation Committee that our NEOs be compensated competitively and consistent with our strategy, sound corporate governance principles, and shareholder interests and concerns. As described in the CD&A section, we believe our compensation program is strongly aligned with the long-term interests of our shareholders. As you consider this proposal, we urge you to read the CD&A section of this proxy statement for additional details on executive compensation, including the more detailed information about our compensation philosophy and objectives and the past compensation of the NEOs.

We believe that shareholders, by voting for directors individually as described in Item No. 1, have had a clear ability to express their approval or disapproval of the performance of the Board members and, specifically, any Directors serving on the Compensation Committee; however, the United States Congress has enacted legislation requiring a non-binding advisory “Say on Pay” vote on executive compensation and we welcome the opportunity to give our shareholders an opportunity to provide us with such a vote on executive compensation at our 2023 Annual Meeting.

We are therefore asking shareholders to vote on the following two resolutions:

a)
the shareholders approve the compensation philosophy, policies and procedures described in the CD&A, and the compensation of the Company’s named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules, including the compensation tables;
b)
the shareholders approve the selection of the frequency of shareholder votes on executive compensation, such that the shareholders be provided an opportunity to approve the compensation philosophy, policies and procedures described in the CD&A, and the compensation of the Company’s named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules, including the compensation tables, every:

One year _______

Two years _______

Three years _______

Section 14A of the Exchange Act, as amended, requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as disclosed in this proxy statement according to the compensation disclosure rules of the SEC. The Company intends to hold this vote annually, unless the shareholders approve the vote be held every two or three years.

As an advisory vote, Items 3a and 3b are non-binding. Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of our shareholders, and will carefully consider the outcome of the vote when making future compensation decisions for our NEOs and the frequency with which future say-on-pay proposals like Item 3a are presented to our shareholders. Even though our compensation structure does not materially change year-to-year and our equity awards are based upon a three-year performance period and/or vesting periods, management is agreeable to an annual review of our executive compensation, and therefore we recommend that shareholders cast an advisory vote each year and should thus select the “One year” option under item 3b.

The affirmative vote of a majority of votes cast at the Meeting is required for approval of this agenda item. Under the Core Lab Delaware Bylaws, shares of common stock abstaining from voting and broker non-votes shall be treated as present for purposes of determining the presence or absence of a quorum at the annual meeting. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

The Board recommends that shareholders vote “FOR” the approval of, on an advisory basis, the compensation philosophy, policies and procedures described in the CD&A, and the compensation of the Company’s named executive officers disclosed pursuant to the SEC’s compensation disclosure rules, including the compensation tables.

Item 4. Approval of the Amendment and Restatement of the Company’s 2014 Non-Employee Director Stock Incentive Plan

The Company is requesting that shareholders approve the amendment and restatement of the 2014 Director Plan, the principal purpose of which is to extend the term of the plan through June 28, 2033. The 2014 Director Plan, as amended and restated, will be called the 2023 Non-Employee Director Stock Incentive Plan (the “2023 Director Plan”). Set forth below is a summary of the principal features of the 2023 Director Plan that is qualified in its entirety by reference to the full text of the 2023 Director Plan attached to this Proxy Statement as Appendix A.

General

The 2023 Director Plan is intended to provide an incentive to retain and attract persons of training, experience and ability to serve as independent directors on the Board, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in our development and financial success. These objectives are to be accomplished by making awards under the 2023 Director Plan and thereby providing participants with a proprietary interest in our growth and performance. Accordingly, the 2023 Director Plan provides for granting (a) stock options that do not qualify as “incentive stock options” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and (b) “restricted shares” that are either (1) common shares that are restricted or subject to forfeiture provisions or (2) a credit of units to a bookkeeping account maintained by the Company evidencing accrual to a participant of unsecured and unfunded conditional rights to acquire common shares.

Number of Shares Subject to the 2023 Director Plan

No additional common shares are being authorized for issuance under the 2023 Director Plan in connection with this amended and restatement of the predecessor plan. Accordingly, from and after April 27, 2023, subject to adjustment under certain circumstances (such as upon reorganization, stock split, recapitalization, or other change in the Company’s capital structure), the aggregate maximum number of common shares authorized to be issued under the 2023 Director Plan pursuant to grants of stock options and restricted shares is equal to the sum of (a) 493,120 common shares (which is the number of common shares available under the predecessor plan, and not subject to outstanding awards, as of such date) and (b) the number of common shares subject to outstanding awards under the predecessor plan as of such date that must or may be settled in common shares. As of April 27, 2023, and prior to the amendment and restatement taking effect, there were a total of zero stock options outstanding. Common shares related to awards that are forfeited, terminated or that expire unexercised, and common shares that are withheld from an award of restricted shares to cover taxes relating to such award, shall immediately become available for awards under the 2023 Director Plan. Common shares that are withheld from an award of stock options to cover any exercise price or taxes relating to such award will not be available again for the granting of awards under the 2023 Director Plan. On April 26, 2023, the closing price of our common shares as reported by the NYSE was $20.85 per common share.

Our long-term plan is to limit the annual average dilution from our 2023 Director Plan to less than 0.15%. Annual average dilution is measured as the total number of shares under all outstanding equity awards under such plan (i.e., share awards granted, less share award cancellations), as a percentage of the weighted average number of common shares outstanding for that year. For years 2022, 2021 and 2020, the annual average dilution was approximately 0.07%, 0.06% and 0.2%, respectively.

Administration

The 2023 Director Plan will be administered by the Board. The Board has full authority, subject to the terms of the 2023 Director Plan, to establish rules and regulations for the proper administration of the 2023 Director Plan, to select the persons to whom the awards are granted and to set the date of grant and the other terms of the awards.

Eligibility

Any individual serving as a member of the Board is eligible to participate in the 2023 Director Plan, provided that such individual is not an employee of the Company or any of its subsidiaries and has not been an employee since the date of the most recent annual meeting of shareholders. As used in this summary of the 2023 Director Plan, the term “nonemployee director” refers to the individuals described in the preceding sentence. The selection of nonemployee directors, from among those eligible, who will receive awards under the 2023 Director Plan is within the discretion of the Board. As of April 27, 2023, there were six nonemployee directors who were eligible to participate under the 2023 Director Plan.

Effective Date; Amendment and Termination of the 2023 Director Plan

The predecessor plan to the 2023 Director Plan originally became effective as of September 1, 1995. It was subsequently amended and restated effective as of May 29, 1997, June 28, 2006 and May 13, 2014. The amendment and restatement of the plan into the 2023 Director Plan is effective as of June 28, 2023, provided that the amendment and restatement is approved by our shareholders on such date at the 2023 Annual Meeting. However, if our shareholders do not approve the 2023 Director Plan at the Meeting, the amendment and restatement of the 2014 Director Plan will not be implemented and the 2014 Director Plan will continue to operate under its prior terms. If our shareholders do not approve the 2023 Director Plan at the Meeting, then, pursuant to the terms of the 2014 Director Plan, no further awards may be granted under the 2014 Director Plan after May 12, 2024. The Board may, from time to time, amend, modify, suspend or terminate the 2023 Director Plan for any purpose except that (a) no amendment or alteration that would impair the rights of a holder of an award under the 2023 Director Plan may be made without the holder’s consent, (b) no amendment or alteration will be effective prior to approval of our shareholders, to the extent such approval is then required pursuant to Rule 16b-3 under the Exchange Act, or to the extent shareholder approval is otherwise required by applicable law, and (c) no amendment to the 2023 Director Plan that would require shareholder approval pursuant to the requirements of the NYSE or any exchange on which the Company is listed will be effective prior to approval of the shareholders of the Company.

Vesting

The 2023 Director Plan requires the Board to set a minimum vesting period for any award granted under the 2023 Director Plan at one year. However, any vesting schedule may be designed to vest in installments over the minimum vesting period and may be accelerated (in whole or in part) upon the occurrence of a change in control of the Company or a separation from service, as set forth in the 2023 Director Plan or the individual award agreement.

Stock Options

Any options will be evidenced by a written contract containing provisions consistent with the 2023 Director Plan and such other provisions as the Board deems appropriate. An option granted under the 2023 Director Plan will not be treated as an incentive stock option within the meaning of Section 422 of the Code. The term of each option will be as specified by the Board at the date of grant, and the effect of the termination of a nonemployee director’s service as a director will be controlled by the terms of the option contract that evidences each option grant. The number of shares for which an option is granted to a nonemployee director will be determined by the Board. The purchase price of each common share that is subject to an option will also be determined by the Board, but (subject to adjustment under certain circumstances, such as upon a reorganization, stock split, recapitalization, or other change in the Company’s capital structure) such purchase price will be no less than the fair market value of a common share on the date that the option is granted. The purchase price upon exercise may be paid in cash, or, at the discretion of the Board, in other common shares owned by the nonemployee director, by surrendering all or part of that or any other award under the 2023 Director Plan, or by any combination thereof.

Subject to adjustment under certain circumstances, such as upon a reorganization, stock split, recapitalization, or other change in the Company’s capital structure, the terms of an outstanding option may not be amended without the approval of our shareholders so as to (a) reduce the purchase price of a common share under such option, (b) cancel such option in exchange for cash or other awards under the 2023 Director Plan when the purchase price of a common share under such option exceeds the fair market value of a common share or (c) otherwise reprice such option under generally accepted accounting principles.

Restricted Shares

An award of restricted shares may consist of common shares or may be denominated in units of common shares. All or part of any such award may be subject to conditions established by the Board and set forth in the written agreement evidencing such award, which conditions may include, but are not limited to, (a) the attainment of one or more performance targets established by the Board, (b) the award recipient’s continued provision of services to the Company and its subsidiaries, whether in the capacity as a nonemployee director or otherwise, for a specified period of time, (c) the occurrence of any event or the satisfaction of any other condition specified by the Board in its sole discretion, or (d) a combination of any of the foregoing. Each award of restricted shares may have different conditions and restrictions, in the discretion of the Board. Dividends or dividend equivalent rights may be extended to, and made a part of, any award denominated in common shares or units of common shares, subject to such terms, conditions and restrictions as the Board may establish.

Transferability

Unless otherwise determined by the Board and provided in an award agreement, awards under the 2023 Director Plan are generally not transferrable except (a) by will or the laws of descent and distribution, (b) pursuant to a qualified domestic relations order, or (c) with the consent of the Board.

Change in Control

The 2023 Director Plan provides that each stock option will become fully exercisable and the restriction on restricted shares will lapse upon a change in control of the Company (as defined in the 2023 Director Plan).

United States Federal Income Tax Aspects of the 2023 Director Plan

Nonqualified Stock Options. As a general rule, no federal income tax is imposed on the optionee of a grant of a nonqualified stock option such as those granted under the 2023 Director Plan, and the Company is not entitled to a tax deduction by any reason of such a grant. Generally, upon the exercise of a nonqualified stock option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares of stock on the date of exercise over the option price paid for such shares. Upon the exercise of a nonqualified stock option granted under the 2023 Director Plan, we may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the optionee, assuming any federal income tax reporting requirements are satisfied. Upon a subsequent disposition of the shares received upon exercise of a nonqualified stock option, any difference between the fair market value of the shares on the date of exercise and the amount realized on disposition would be treated as capital gain or loss.

Restricted Shares. A nonemployee director who has been granted restricted shares under the 2023 Director Plan consisting of common shares that are subject to forfeiture provisions will not realize taxable income at the time of grant, and we will not be entitled to a deduction at that time, assuming that the forfeiture provisions constitute a substantial risk of forfeiture for federal income tax purposes. Upon expiration of the forfeiture restrictions (i.e., as shares become vested), the nonemployee director will realize ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares, and we will be entitled to a corresponding deduction. Dividends paid to the holder during the period that the forfeiture restrictions apply will also be compensation to the nonemployee director and deductible as such by the Company. Notwithstanding the foregoing, the recipient of such restricted shares may elect to be taxed at the time of grant of the restricted shares based upon the fair market value of the shares on the grant date, in which case (a) we will be entitled to a deduction at the same time and in the same amount, (b) dividends paid to the recipient during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by the Company and (c) there will be no further federal income tax consequences when the forfeiture restrictions lapse.

A nonemployee director who has been granted restricted shares under the 2023 Director Plan consisting of a credit of units to a bookkeeping account maintained by the Company evidencing accrual to such nonemployee director of unsecured and unfunded conditional rights to acquire common shares will not realize taxable income at the time of the grant, and we will not be entitled to a deduction at that time. Upon expiration of the restrictions applicable to such restricted shares, the nonemployee director will realize ordinary income in an amount equal to the excess of the fair market value of the property distributed to the nonemployee director by the Company at that time over the amount, if any, paid by the nonemployee director for such property, and we will be entitled to a corresponding deduction.

Section 162(m) of the Code. Subject to certain exceptions, Section 162(m) of the Code generally precludes a public corporation from taking a deduction for annual compensation in excess of $1 million paid to certain executive officers. Section 162(m) of the Code should not limit the deductibility of compensation paid under the 2023 Director Plan to our nonemployee directors.

Section 409A of the Code. Section 409A of the Code provides that deferred compensation, as defined therein, will be subject to an additional 20% tax unless it meets certain restrictions set forth in Section 409A of the Code and the guidance promulgated thereunder. We intend for awards issued under the 2023 Director Plan to either be exempt from the application of, or to comply with, Section 409A of the Code.

Section 401(a) of the Code. The 2023 Director Plan is not qualified under Section 401(a) of the Code.

The comments set forth in the above paragraphs are only a summary of certain of the United States federal income tax consequences relating to the 2023 Director Plan. No consideration has been given to the effect of foreign, state, local or other tax laws on the 2023 Director Plan or award recipients.

Inapplicability of ERISA

Based upon current law and published interpretations, the Company does not believe the 2023 Director Plan is subject to any of the provisions of ERISA.

New Plan Benefits

The benefits or amounts that will be received by or allocated to non-employee directors, by reason of the amendment and restatement, are not yet determinable. Future awards are in the discretion of the Board and cannot be determined at this time. The type or amount of awards that we have granted in the past may also not be representative of the awards that we may grant in the future.

The affirmative vote of holders of a majority of the common shares present or represented by proxy and entitled to vote at the Meeting is required to approve the proposed amendment and restatement of the 2014 Non-Employee Director Stock Incentive Plan.

The Board recommends that shareholders vote “FOR” the approval of the amendment and restatement of the Company’s 2014 Non-Employee Director Stock Incentive Plan, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 5. Other Matters to Be Voted On

The Board does not know of any other matters that are to be presented for action at the 2023 Annual Meeting. However, if any other matters properly come before the Meeting or any adjournment thereof, it is intended that the accompanying proxy will be voted in accordance with the judgment of the persons voting the proxy.

OTHER PROXY MATTERS

Information About Our 2024 Annual Meeting: Shareholder Proposals and Shareholder Access

The Board has determined that it intends to hold the Company’s 2024 annual meeting of shareholders (the “2024 Annual Meeting”) on approximately May 15, 2024, at a time and location to be specified in the Company’s proxy statement for the 2024 Annual Meeting. Pursuant to Rule 14a-8 of the Exchange Act, for your proposal to be eligible for inclusion in our proxy statement for our 2024 Annual Meeting, we must receive your proposal at our registered offices in Houston, Texas by December 7, 2023, which the Company has determined to be a reasonable time before it expects to begin to print and send its proxy materials. Rule 14a-8 proposals must also comply with the requirements of Rule 14a-8 of the Exchange Act and other applicable laws in order to be eligible for inclusion in the Company’s proxy materials for the 2024 Annual Meeting.

Notice of shareholder proposals and shareholder director nominations to be considered at the 2024 Annual Meeting, but not included in the proxy statement, must be in compliance with the advance notice provisions and information required by the Company’s Bylaws. Such notice must be received by the Company at our registered offices in Houston, Texas not earlier than the close of business on the 150th day prior to the date of the 2024 Annual Meeting and not later than the close of business on the later of the 120th day prior to the 2024 Annual Meeting or, if the first public announcement of the date of the 2024 Annual Meeting is fewer than 100 days prior to the date of the 2024 Annual Meeting, the 10th day following the day on which public announcement of the date of the 2024 Annual Meeting is first made. Accordingly, for our 2024 Annual Meeting, assuming the meeting is held on May 15, 2024, and that the first public announcement of the date of the 2024 Annual Meeting is not fewer than 100 days prior to the date of the 2024 Annual Meeting, notice of a nomination or proposal must be received by the Company at our registered offices no earlier than the close of business on December 17, 2023, and no later than the close of business on January 16, 2024. Under the rules of the Exchange Act, we may use discretionary authority to vote with respect to any proposal not included in our proxy materials that is presented by a shareholder in person at the 2024 Annual Meeting if the shareholder making the proposal has not given notice to us by January 16, 2024.

Any shareholder who intends to solicit proxies in support of any director nominees must comply with the content requirements of Rule 14a-19 of the Exchange Act (the SEC’s universal proxy rule) at the time it complies with the earlier deadlines in the Company’s advance notice provisions of its bylaws. Thus, if a shareholder intends to solicit proxies in support of any director nominees submitted under the advance notice provisions of the Company’s bylaws for the 2024 Annual Meeting, then such shareholder must also provide proper written notice that sets forth all the information required by SEC Rule 14a-19 to Company at our registered offices in Houston, Texas not earlier than the close of business on the 150th day prior to the date of the 2024 Annual Meeting and not later than the close of business on the later of the 120th day prior to the 2024 Annual Meeting or, if the first public announcement of the date of the 2024 Annual Meeting is fewer than 100 days prior to the date of the 2024 Annual Meeting, the 10th day following the day on which public announcement of the date of the 2024 Annual Meeting is first made. Accordingly, for our 2024 Annual Meeting, assuming the meeting is held on May 15, 2024, and that the first public announcement of the date of the 2024 Annual Meeting is not fewer than 100 days prior to the date of the 2024 Annual Meeting, notice must be received by the Company at our registered offices no earlier than the close of business on December 17, 2023, and no later than the close of business on January 16, 2024.

Shareholders Sharing the Same Address

The Company is sending only one copy of its proxy statement to shareholders who share the same address, unless they have notified the Company that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received mail via post this year and you would like to have additional copies of the Company’s proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to Mark D. Tattoli, Secretary, in care of Core Laboratories LP, 6316 Windfern Road, Houston, Texas 77040 or by phone at +1 (713) 328-2673. You may also contact the Company if you received multiple copies of the 2023 Annual Meeting materials and would prefer to receive a single copy in the future.

Incorporation by Reference

The information contained in this proxy statement in the sections entitled “Compensation Committee Report” and “Report of the Audit Committee” shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Other Information

A copy of our Annual Report on Form 10-K for the year ended December 31, 2022, including the financial statements, schedules and exhibits thereto, may be obtained without charge by written request to Mark D. Tattoli, Secretary, in care of Core Laboratories LP, 6316 Windfern Road, Houston, Texas 77040.

By Order of the Board of Directors,

Lawrence Bruno

Chairman

Houston, Texas

April 27, 2023

CORE LABORATORIES INC. 6316 WINDFERN ROAD HOUSTON, TEXAS 77040

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Daylight Time on June 27, 2023 for shares held directly and by 11:59 P.M. Eastern Daylight Time on June 25, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Daylight Time on June 27, 2023 for shares held directly and by 11:59 P.M. Eastern Daylight Time on June 25, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M52480-P33425-P33515	KEEP THIS PORTION FOR YOUR RECORDS

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CORE LABORATORIES INC.
The Board of Directors recommends that you vote FOR the following:	For	Withhold

1. To elect one new Class I Director and to re-elect one current Class I Director to serve under the terms and conditions described within the proxy statement until our annual meeting in 2026 and until their successors shall have been duly elected and qualified;

1a) Harvey Klingensmith		
1b) Curtis Anastasio		

The Board of Directors recommends that you vote FOR the following proposals:		For	Against	Abstain
2. To ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accountants for the year ending December 31, 2023;				

3a. To approve, on an advisory basis, the compensation philosophy, policies and procedures described in the section entitled Compensation Discussion and Analysis (“CD&A”), and the compensation of the Company’s named executive officers as disclosed pursuant to the U.S. Securities and Exchange Commission’s (the "SEC") compensation disclosure rules, including the compensation tables;

				
The Board of Directors recommends you vote 1 Year on the following proposal:	1 Year	2 Years	3 Years	Abstain

3b. To approve the selection of the frequency of shareholder votes on executive compensation, such that the shareholders of the Company be provided an opportunity to approve the compensation philosophy, policies and procedures described in the CD&A, and the compensation of the Company’s named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules, including the compensation tables, every:

				
The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

4. To approve and resolve the amendment and restatement of the Company’s 2014 Non-Employee Director Stock Incentive Plan, the principal purpose of which is to extend the term of such plan through June 28, 2033.

				
NOTE: Such other business as may properly come before the annual meeting or any adjournment thereof shall be voted in accordance with the discretion of the attorneys and proxies appointed hereby.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxydocs.com/clb.

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M52481-P33425-P33515

CORE LABORATORIES INC.
Annual Meeting of Shareholders
June 28, 2023 9:00 AM CDT
This proxy is solicited by the Board of Directors

This Proxy is being solicited on behalf of the Board of Directors of Core Laboratories N.V., who will be the Directors of Core Laboratories Inc., as successor to Core Laboratories N.V., for the Annual Meeting of Shareholders to be held on Wednesday, June 28, 2023.

The undersigned hereby constitutes and appoints Lawrence Bruno, Chairman and Chief Executive Officer of the Company, and Mark Tattoli, General Counsel of the Company, and each or any of them, his/her true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Shareholders of the Company to be held at The Westin Houston, Memorial City, 945 Gessner Road, Houston, Texas 77024, on Wednesday, June 28, 2023 at 9:00 a.m. CDT and any adjournment(s) thereof, with all powers the undersigned would possess if personally present and to vote thereof, as provided on the reverse side of this card, the number of shares the undersigned would be entitled to vote if personally present. In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other matters and issues as may properly come before the meeting or any adjournment thereof.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE TWO NOMINEES FOR DIRECTOR IN PROPOSAL 1, AND FOR PROPOSALS 2, 3a AND 4, AND 1 YEAR ON PROPOSAL 3b.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side)

Continued and to be signed on reverse side

APPENDIX A

CORE LABORATORIES INC.

2023 NONEMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

1. Objectives. The Core Laboratories Inc. 2023 Nonemployee Director Stock Incentive Plan (the “Plan”) is intended to provide an incentive to retain and attract persons of training, experience, and ability to serve as independent directors on the Board of Directors of Core Laboratories Inc. (the “Company”), to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company. These objectives are to be accomplished by making Awards under the Plan and thereby providing Participants with a proprietary interest in the growth and performance of the Company and its Subsidiaries. The Plan as set forth herein constitutes an amendment and restatement of the Core Laboratories Inc. 2014 Nonemployee Director Stock Incentive Plan as previously adopted and amended by the Company (the “Prior Plan”), and shall supersede and replace in its entirety such previously adopted plan. This amendment and restatement of the Prior Plan shall be effective as of June 28, 2023, provided this amendment and restatement of the Prior Plan is approved by the shareholders of the Company on such date at the Company’s 2023 Annual Meeting of Shareholders. If this amendment and restatement of the Prior Plan is not so approved by the shareholders, then this amendment and restatement shall be void and of no effect. Notwithstanding any provisions herein to the contrary, each award granted under the Prior Plan prior to the effective date of this amendment and restatement shall be subject to the terms and provisions of the Prior Plan as in effect prior to this amendment and restatement of the Prior Plan into the Plan.

2. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

“Award” means the grant of an Option or Restricted Shares, whether granted singly, in combination or in tandem, to a Participant pursuant to any applicable terms, conditions, and limitations as the Board may establish in order to fulfill the objectives of the Plan.

“Award Agreement” means a written agreement between the Company and a Participant that sets forth the terms, conditions, and limitations applicable to an Award.

“Board” means the Board of Directors of the Company.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Common Shares” means the Common Shares, par value 0.02 € per share, of the Company.

“Director” means any individual serving as a member of the Board.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means, as of a particular date, the final closing price per Common Share, if the Common Shares are listed on a national stock exchange registered under section 6(a) of the Exchange Act, reported on the stock exchange composite tape on that date (or such other reporting service approved by the Board); or, if no closing price is reported on that date, on the last preceding date on which such closing price per Common Share is so reported. If the Common Shares are traded over the counter at the time a determination of the Fair Market Value of a Common Share is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the closing bid and asked prices of a Common Share on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations are available. In the event that the Fair Market Value of a Common Share cannot be determined as provided above at the time a determination of such value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Board in good faith.

“Nonemployee Director” means any Director who is not an employee of the Company or any Subsidiary and has not been an employee since the date of the most recent annual general meeting of shareholders of the Company.

“Option” means a nonqualified stock option within the meaning of Section 83 of the Code.

“Participant” means a Nonemployee Director to whom an Award has been made under the Plan.

“Restricted Shares” means (i) Common Shares that are restricted or subject to forfeiture provisions or (ii) a credit of units to a bookkeeping account maintained by the Company evidencing accrual to a Participant of unsecured and unfunded conditional rights to acquire Common Shares.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor rule.

“Subsidiary” means any corporation, limited liability company, or other entity of which the Company directly or indirectly owns shares or other interests representing more than 50% of the voting power of all classes or series of equity securities of such entity, which have the right to vote generally on matters submitted to a vote of the holders of equity interests in such entity.

3. Eligibility. All Nonemployee Directors are eligible for Awards under the Plan. The Board in its sole discretion shall select the Participants in the Plan from time to time by the grant of Awards under the Plan. The selection of Participants and the granting of Awards under the Plan shall be entirely discretionary and nothing in the Plan shall be deemed to give any Nonemployee Director any right to participate in the Plan or to be granted an Award.

4. Common Shares Available for Awards. No additional Common Shares shall be made available for the grant of Awards under the Plan in connection with the amendment and restatement of the Prior Plan. Accordingly, from and after April, 28, 2023, subject to adjustment as provided in Section 13, there shall be available for Awards granted under the Prior Plan and the Plan wholly or partly in Common Shares (including rights or options which may be exercised for or settled in Common Shares) the sum of (i) 493,120 Common Shares (which is the number of Common Shares available under the Prior Plan (and not subject to outstanding Awards) as of such date) and (ii) the number of Common Shares subject to outstanding Awards under the Prior Plan as of such date that must or may be settled in Common Shares. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file required documents with governmental authorities and stock exchanges and transaction reporting systems to make Common Shares available for issuance pursuant to Awards. Common Shares related to Awards that are forfeited, terminated or that expire unexercised, and Common Shares that are withheld from an Award of Restricted Shares to cover taxes relating to such Award, shall immediately become available for Awards hereunder. Common Shares that are withheld from an Award of Options to cover any exercise price or taxes relating to such Award shall not be available again for Awards hereunder. Any Common Shares that are issued will be issued in registered form only and no share certificates shall be issued. The Board may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate under Rule 16b-3.

5. Administration. The Plan shall be administered by the Board, which shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations, and guidelines for carrying out the Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of the Plan. The Board may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of the Plan or an Award, or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant holding such Award or (ii) consented to by such Participant. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Board deems necessary or desirable to carry it into effect. Any decision of the Board in the interpretation and administration of the Plan shall lie within its sole and absolute discretion and shall be final, conclusive, and binding on all parties concerned. No member of the Board shall be liable for anything done or omitted to be done by him or her or by any other member of the Board in connection with the performance of any duties under the Plan, except for his or her own willful misconduct or as expressly provided by statute.

6. Awards. The Board shall in its discretion determine the type or types of Awards to be made to each Participant under the Plan. Each Award made hereunder shall be embodied in an Award Agreement, which shall contain such terms, conditions, and limitations as shall be determined by the Board in its sole discretion and shall be signed by the Participant and by the Managing Director, the Chief Executive Officer, the President, the Secretary or any Vice

President of the Company for and on behalf of the Company. The Board shall set a minimum vesting period for any Award granted under the Plan at one year; provided, however, that any vesting schedules may be designed to vest in installments over the minimum vesting period and may be accelerated (in whole or in part) upon the occurrence of a Change in Control or a separation from service, as set forth in the Plan or the individual Award Agreement. An Award Agreement may include provisions for the repurchase by the Company of Common Shares acquired pursuant to the Plan and the repurchase of a Participant’s option rights under the Plan. Awards may consist of those listed in this Section 6 and may be granted singly, in combination, or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to grants or rights (i) under the Plan or any other Nonemployee Director plan of the Company or any of its Subsidiaries, including the plan of any acquired entity, or (ii) made to any Nonemployee Director by the Company or any Subsidiary. An Award may provide for the granting or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award.

a)
Stock Option. An Award may consist of a right to purchase a specified number of Common Shares upon terms and conditions specified by the Board in the Award Agreement or otherwise. An Option granted under the Plan shall not be treated as an incentive stock option within the meaning of section 422(b) of the Code. The purchase price of each Common Share that is subject to an Option granted pursuant to the Plan shall be determined by the Board but, subject to adjustment as provided in Section 13, such purchase price shall not be less than the Fair Market Value of a Common Share on the date such Option is granted.
b)
Award of Restricted Shares. An Award of Restricted Shares may consist of Common Shares or may be denominated in units of Common Shares. All or part of any such Award may be subject to conditions established by the Board and set forth in the Award Agreement, which conditions may include, but are not limited to, (i) the attainment of one or more performance targets established by the Board, (ii) the Award recipient’s continued provision of services to the Company and its Subsidiaries, whether in the capacity as a Nonemployee Director or otherwise, for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Board in its sole discretion, or (iv) a combination of any of the foregoing. Each Award of Restricted Shares may have different conditions and restrictions, in the discretion of the Board. Each such Award may be based on Fair Market Value or other specified valuations. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in Common Shares or units of Common Shares, subject to such terms, conditions, and restrictions as the Board may establish.
c)
Change in Control. An Option shall become fully exercisable and restrictions on Restricted Shares shall lapse upon a Change in Control (as hereinafter defined) of the Company. Change in Control shall mean (i) a merger of the Company with another entity, a consolidation involving the Company, or the sale of all or substantially all of the assets of the Company to another entity if, in any such case, (A) the holders of equity securities of the Company immediately prior to such transaction or event do not beneficially own immediately after such transaction or event, in substantially the same proportions that they owned the equity securities of the Company immediately prior to such transaction or event, 50% or more of the common equity of the resulting entity, (B) the holders of equity securities of the Company immediately prior to such transaction or event do not beneficially own immediately after such transaction or event, in substantially the same proportions that they owned the equity securities of the Company immediately prior to such transaction or event, equity securities of the resulting entity entitled to 50% or more of the votes then eligible to be cast in the election of directors generally (or comparable governing body) of the resulting entity, or (C) the persons who were members of the Board immediately prior to such transaction or event shall not constitute at least a majority of the board of directors of the resulting entity immediately after such transaction or event, (ii) the dissolution or liquidation of the Company, (iii) when any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any affiliate of the Company), acquires or gains ownership or control (including, without limitation, power to vote) of more than 30% of the combined voting power of the outstanding securities of, (A) if the Company has not engaged in a merger or consolidation, the Company, or (B) if the Company has engaged in a merger or consolidation, the resulting entity, or (iv) a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. For purposes of the preceding sentence,

(1) “resulting entity” in the context of a transaction or event that is a merger, consolidation or sale of all or substantially all assets shall mean the surviving entity (or acquiring entity in the case of an asset sale) unless the surviving entity (or acquiring entity in the case of an asset sale) is a subsidiary of another entity and the holders of common equity of the Company receive capital stock of such other entity in such transaction or event, in which event the resulting entity shall be such other entity, (2) subsequent to the consummation of a merger or consolidation that does not constitute a Change in Control, the term “Company” shall refer to the resulting entity and the term “Board” shall refer to the board of directors (or comparable governing body) of the resulting entity, and (3) “Incumbent Directors” shall mean directors who either (x) were directors of the Company as of June 28, 2023, or (y) are elected, or nominated for election, to the Board with the affirmative votes of at least two-thirds of the Incumbent Directors at the time of such election or nomination, but Incumbent Director shall not include an individual whose election or nomination occurs as a result of either (I) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or (II) an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

7. Substitution of Awards; Prohibition on Repricing of Certain Options. At the discretion of the Board, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type. Subject to the provisions of Section 13, the terms of outstanding Award Agreements may not be amended without the approval of the Company’s shareholders so as to (i) reduce the purchase price of a Common Share under any outstanding Option, (ii) cancel any outstanding Option in exchange for cash or other Awards when the purchase price of a Common Share under the Option exceeds the Fair Market Value of a Common Share or (iii) otherwise reprice any Option under generally accepted accounting principles.

8. Option Exercise. The price at which Common Shares may be purchased under an Option shall be paid in full at the time of exercise in cash or, if permitted by the Board, by means of tendering Common Shares or surrendering all or part of that or any other Award, including Restricted Shares, valued at Fair Market Value on the date of exercise, or any combination thereof. The Board shall determine acceptable methods for tendering Common Shares or Awards to exercise an Option as it deems appropriate. If permitted by the Board, payment may be made by successive exercises by the Participant. The Board may provide for procedures to permit the exercise or purchase of Awards by (i) loans from the Company (to the extent permissible under applicable law) or (ii) use of the proceeds to be received from the sale of Common Shares issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event Restricted Shares are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of Restricted Shares used as consideration therefor, shall be subject to the same restrictions as the Restricted Shares so submitted as well as any additional restrictions that may be imposed by the Board.

9. Tax Withholding. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or Common Shares under the Plan, an appropriate amount of cash or number of Common Shares or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Board may also permit withholding to be satisfied by the transfer to the Company of Common Shares theretofore owned by the holder of the Award with respect to which withholding is required. If Common Shares are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

10. Amendment, Modification, Suspension, or Termination. The Board may amend, modify, suspend, or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law except that (i) no amendment or alteration that would impair the rights of any Participant under any Award previously granted to such Participant shall be made without such Participant’s consent, (ii) no amendment or alteration shall be effective prior to approval by the Company’s shareholders to the extent such approval is then required pursuant to Rule 16b-3 in order to preserve the applicability of any exemption provided by such rule to any Award then outstanding (unless the holder of such Award consents) or to the extent shareholder approval is otherwise required by applicable legal requirements, and (iii) no material amendment to the Plan shall be effective prior to approval by the Company’s shareholders. For purposes of clause (iii) of the preceding sentence, a material amendment is any amendment that would require shareholder approval pursuant to the requirements of the New York Stock

Exchange or any exchange on which the Company is then listed. Notwithstanding any provision herein to the contrary, unless the Plan is terminated earlier pursuant to the preceding provisions of this Section 10, no further Awards may be granted under the Plan after June 28, 2033. The Plan shall remain in effect (at least for the purpose of governing outstanding Awards) until all Options granted under the Plan have been exercised or expired and all Restricted Shares granted under the Plan have vested or been forfeited.

11. Termination of Service as a Director. Upon the termination of a Nonemployee Director’s service as a Director, any unexercised, deferred, or unpaid Awards shall be treated as provided in the specific Award Agreement evidencing the Award. In the event of such a termination, the Board may, in its discretion, provide for the extension of the exercisability of any Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of the Plan or an Award, or otherwise amend or modify the Award in any manner that is either (i) not adverse to such Participant or (ii) consented to by such Participant.

12. Assignability. Unless otherwise determined by the Board and provided in the Award Agreement, no Award or any other benefit under the Plan shall be assignable or otherwise transferable except (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the United States Employee Retirement Income Security Act, or the rules thereunder, or (iii) with the consent of the Board. The Board may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under the Plan in violation of this Section 12 or the terms of an Award Agreement shall be null and void.

13. Adjustments.

a)
The existence of the Plan and outstanding Awards shall not affect in any manner the right or power of the Company or its shareholders to make or authorize (i) any or all adjustments, recapitalizations, reorganizations or other changes in the share capital of the Company or its business, (ii) any merger or consolidation of the Company, (iii) any issue of bonds, debentures, preferred or prior preference shares (whether or not such issue is prior to, on a parity with or junior to the Common Shares), (iv) the dissolution or liquidation of the Company, (v) any sale or transfer of all or any part of its assets or business, or (vi) any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.
b)
In the event of any subdivision or consolidation of outstanding Common Shares or declaration of a dividend payable in Common Shares or capital reorganization, recapitalization or reclassification or other transaction involving an increase or reduction in the number of outstanding Common Shares, the Board shall adjust proportionally (i) the number of Common Shares reserved under the Plan and the number of Common Shares covered by outstanding Awards denominated in Common Shares or units of Common Shares, (ii) the exercise or other price in respect of such Awards, and (iii) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any consolidation or merger of the Company with another corporation or entity or the adoption by the Company of a plan of exchange affecting the Common Shares or any distribution to holders of Common Shares of securities or property (other than normal cash dividends or dividends payable in Common Shares), the Board shall make such adjustments or other provisions to the Plan and outstanding Awards as it deems equitable, including adjustments to avoid fractional shares, to give proper effect to such event and to prevent the dilution or enlargement of rights. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation, the Board shall be authorized, in its discretion, (A) to cause the Company to issue or assume stock options, regardless of whether in a transaction to which Section 424(a) of the Code applies, by means of substitution of new options for previously issued options or an assumption of previously issued options, (B) to make provision, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, Awards and the termination of Options that remain unexercised at the time of such transaction, or (C) to provide for the acceleration of the vesting and exercisability of the Options and the cancellation thereof in exchange for such payment as shall be mutually agreeable to the Participant and the Board.

14. Restrictions. No Common Shares or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. It is the intent of the Company that the Plan comply with Rule 16b-3 with respect to persons subject to Section 16 of the Exchange Act unless otherwise provided herein or in an Award Agreement, that any ambiguities or inconsistencies in the construction of the Plan be interpreted to give effect to such intention and that, if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be null and void to the extent required to permit the Plan to comply with Rule 16b-3. Common Shares delivered under the Plan may be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Shares are then listed, and any applicable foreign and United States federal and state securities law.

15. Unfunded Plan. Insofar as it provides for Awards of Common Shares or rights thereto, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to Common Shares or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by Common Shares or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Company or the Board be deemed to be a trustee of any Common Shares or rights thereto to be granted under the Plan. Any liability or obligation of the Company to any Participant with respect to a grant of Common Shares or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement with such Participant, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

16. Rights as Shareholder. Unless otherwise provided under the terms of an Award Agreement, a Participant shall have no rights as a holder of Common Shares with respect to Awards granted hereunder, unless and until Common Shares are issued to such Participant.

17. Governing Law. The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

18. Effective Date of Plan. The Plan originally became effective on September 1, 1995. It was subsequently amended and restated effective as of May 29, 1997, June 28, 2006 and May 13, 2014. This amendment and restatement of the Plan shall be effective as provided in Section 1.

19. Section 409A of the Code. In the event that any Award granted pursuant to this Plan provides for a deferral of compensation within the meaning of Section 409A of the Code and the regulations promulgated thereunder (“Section 409A”), it is the general intention, but not the obligation, of the Company to design such Award to comply with Section 409A and such Award should be interpreted accordingly.

20. Severability. If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

21. Miscellaneous. The granting of any Award shall not impose upon the Company, the Board, or any other Directors any obligation to nominate any Participant for election as a Director and the right of the shareholders of the Company to remove any person as a Director of the Company shall not be diminished or affected by reason of the fact that an Award has been granted to such person.